UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material under §240.14a-12

STEIN MART, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Stein Mart, Inc.

NOTICE AND PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 14, 2011

TO OUR SHAREHOLDERS:

PLEASE TAKE NOTICE that the annual meeting of shareholders of Stein Mart, Inc. will be held on Tuesday, June 14, 2011, at 2:00 P.M., local time, at The Museum of Science and History, 1025 Museum Circle, Jacksonville, Florida 32207.

The meeting will be held for the following purposes:

1.	To elect the twelve (12) director nominees named in the attached proxy statement to serve as directors of the Company for the ensuing year and until their successors have been elected and qualified;

2.	To approve an advisory resolution on executive compensation;

3.	To conduct an advisory vote on the frequency of future advisory votes on executive compensation;

4.	To approve the material terms of the performance goals under the Stein Mart, Inc. 2001 Omnibus Plan and to authorize three (3) million additional shares available for issuance under that plan;

5.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending January 28, 2012; and

6.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The shareholders of record at the close of business on April 8, 2011, will be entitled to vote at the annual meeting.

It is hoped you will be able to attend the meeting, but in any event, please vote according to the instructions on the enclosed proxy as promptly as possible. If you are able to be present at the meeting, you may revoke your proxy and vote in person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on June 14, 2011: The 2010 Annual Report on Form 10-K and proxy statement of Stein Mart, Inc. are available online at www.proxyvote.com. For directions to the annual meeting, please contact Ms. Nancy Murphy, Director, Investor Relations, at NMurphy@steinmart.com.

By Order of the Board of Directors,

Gregory W. Kleffner
Secretary

Dated: May 6, 2011

Proxy Statement for the

Annual Meeting of Shareholders of

STEIN MART, INC.

To Be Held on Tuesday, June 14, 2011

Stein Mart, Inc.

1200 Riverplace Boulevard

Jacksonville, Florida 32207

PROXY STATEMENT FOR ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD JUNE 14, 2011

This Proxy Statement and the enclosed form of proxy are being sent to shareholders of Stein Mart, Inc. on or about May 6, 2011 in connection with the solicitation by our Board of Directors of proxies to be used at our annual meeting of shareholders. The meeting will be held on Tuesday, June 14, 2011 at 2:00 P.M., local time, at The Museum of Science and History, 1025 Museum Circle, Jacksonville, Florida 32207.

The Board of Directors has designated Jay Stein and John H. Williams, Jr., and each or either of them, as proxies to vote the shares of common stock solicited on its behalf.

ABOUT THE ANNUAL MEETING

Why did I receive these materials?

Our Board of Directors is soliciting proxies for our 2011 annual meeting of shareholders. You are receiving a proxy statement because you owned shares of our common stock on April 8, 2011 and that entitles you to vote at our meeting of shareholders. By use of a proxy, you can vote whether or not you attend the meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, our Board and Board committees, the compensation of directors and executive officers and other information that the Securities and Exchange Commission requires us to provide annually to our shareholders.

Who is entitled to vote at the meeting?

Holders of common stock as of the close of business on the record date, April 8, 2011, will receive notice of, and be eligible to vote at, our annual meeting of shareholders and at any adjournment or postponement of such meeting. At the close of business on the record date, we had outstanding and entitled to vote 44,479,855 shares of common stock.

How many votes do I have?

Each outstanding share of our common stock you owned as of the record date will be entitled to one vote for each matter considered at the meeting. There is no cumulative voting.

Who can attend the meeting?

Only persons with evidence of stock ownership as of the record date or who are our invited guests may attend and be admitted to the annual meeting of the shareholders. Shareholders with evidence of stock ownership as of the record date may be accompanied by one guest. Photo identification will be required (a valid driver’s license, state identification or passport). If a shareholder’s shares are registered in the name of a broker, trust, bank or other nominee, the shareholder must bring a proxy or a letter from that broker, trust, bank or other nominee or their most recent brokerage account statement that confirms that the shareholder was a beneficial owner of our shares as of the record date. Since seating is limited, admission to the meeting will be on a first-come, first-served basis.

Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the common stock outstanding on the record date will constitute a quorum, permitting the conduct of business at the meeting. Proxies received but marked as abstentions and broker non-votes, if any, will be included in the calculation of the number of votes considered to be present at the meeting for the purposes of a quorum.

How do I vote?

If you are a holder of record (that is, your shares are registered in your own name with our transfer agent), you can vote either in person at the annual meeting or by proxy without attending the annual meeting. We urge you to vote by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your proxy will not be counted.

Each shareholder electing to receive shareholder materials by mail may vote by proxy by using the accompanying proxy card. When you return a proxy card that is properly signed and completed, the shares represented by your proxy will be voted as you specify on the proxy card.

If you hold your shares in “street name,” you must either direct the bank, broker or other record holder of your shares as to how to vote you shares, or obtain a proxy from the bank, broker or other record holder to vote at the meeting. Please refer to the voter instruction cards used by your bank, broker or other record holder for specific instructions on methods of voting, including by telephone or using the Internet.

Your shares will be voted as you indicate. If you return the proxy card but you do not indicate your voting preferences, then your shares will not be voted with respect to any proposal other than the ratification of our auditors and the individuals designated as proxies will vote your shares FOR the ratification of our auditors. The board and management do not intend to present any matters at this time at the annual meeting other than those outlined in the notice of the annual meeting. Should any other matter requiring a vote of shareholders arise, shareholders returning the proxy card confer upon the individuals designated as proxy’s discretionary authority to vote the shares represented by such proxy on any such other matter in accordance with their best judgment.

Can I change my vote?

Yes. If you are a shareholder of record, you may revoke or change your vote at any time before the proxy is exercised by filing a notice of revocation with our secretary or mailing a proxy bearing a later date or by attending the annual meeting and voting in person. For shares you hold beneficially in “street name,” you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares, by attending the meeting and voting in person. In either case, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board of Directors and will pay all expenses associated with this solicitation. In addition to mailing these proxy materials, certain of our officers and other employees may, without compensation other than their regular compensation, solicit proxies through further mailing or personal conversations, or by telephone, facsimile or other electronic means. We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of our stock and to obtain proxies.

Will shareholders be asked to vote on any other matters?

To the knowledge of the Company and its management, shareholders will vote only on the matters described in this proxy statement. However, if any other matters properly come before the meeting, the persons designated as proxies will vote on those matters in the manner they consider appropriate.

What vote is required to approve each item?

Directors are elected by a plurality of the votes cast at the meeting, which means that the twelve (12) nominees who receive the highest number of properly executed votes will be elected as directors, even if those nominees do not receive a majority of the votes cast. A properly executed proxy marked “For All Except” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. However, any nominee who receives more “withheld” than “for” votes must submit his or her resignation to the Corporate Governance Committee even if he or she received a plurality of votes. The Board of Directors shall then consider the Corporate Governance Committee’s recommendation as to whether or not to accept such resignation and will publically disclose its decision, the process in reaching the decision and the underlying reasons for its decision.

The advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board of Directors. Shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Notwithstanding the Board’s recommendation and the outcome of the shareholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

The advisory resolution on executive compensation, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although the vote is non-binding, the Board of Directors and the Compensation Committee will review the voting results in connection with their ongoing evaluation of our compensation program.

The approval of the Stein Mart, Inc. 2001 Omnibus Plan and the authorization of three (3) million additional shares under the plan and ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered certified public accounting firm for the fiscal year ending January 28, 2012 will be approved if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal.

How are votes counted?

In the election of directors, you may vote “FOR” all or some of the nominees or your vote may be “FOR ALL EXCEPT” with respect to one or more of the nominees.

For the advisory vote on the frequency of future advisory votes on executive compensation, you may vote for “ONE YEAR,” “TWO YEARS,” “THREE YEARS” or “ABSTAIN.”

For the advisory resolution on executive compensation, the approval of the Stein Mart, Inc. 2001 Omnibus Plan and the authorization of three (3) million additional shares under the plan and the ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered certified public accounting firm for the fiscal year ending January 28, 2012, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions are considered to be present and entitled to vote at the meeting. Abstentions will have no effect on the advisory resolution on executive compensation, the approval of the Stein Mart, Inc. 2001 Omnibus Plan and the authorization of three (3) million additional shares under the plan and the ratification of the appointment of our independent registered certified public accounting firm.

If you hold your shares in street name, we have supplied copies of our proxy materials for our 2011 annual meeting of shareholders to the broker, bank or other nominee holding your shares of record and they have the responsibility to send these proxy materials to you. Your broker, bank or other nominee is permitted to vote your shares on the appointment of our independent registered certified public accounting firm without receiving voting instructions from you. In contrast, all other proposals are “non-discretionary” items. This means brokerage firms that have not received voting instructions from their clients on these proposals may not vote on them. These so-called “broker non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of the proposals.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement, proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote your shares applicable to each proxy card and voting instruction card that you receive.

Where can I find the voting results of the annual meeting?

We intend to announce the preliminary voting results at the annual meeting and publish the final results in a Form 8-K within four business days following the annual meeting.

SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners

The following table shows the name, address and beneficial ownership as of April 1, 2011 of each person known to us, other than Jay Stein, who is shown below, to be the beneficial owner of more than five percent (5%) of our outstanding common stock:

Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	3,634,170(1)	8.3%

Paradigm Capital Management, Inc. Nine Elk Street Albany, New York 12207	3,078,822(2)	7.1%

(1)

This information is based on a Schedule 13G filed February 14, 2011. These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment advisor with power to direct investments. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(2)	This information is based on a Schedule 13G filed February 11, 2011.

Security Ownership of Directors and Executive Officers

The following table sets forth certain information with respect to beneficial ownership of our common stock as of April 1, 2011 by: (i) each director; (ii) each executive officer named in the Summary Compensation Table and (iii) all directors and executive officers as a group.

Name	Amount and Nature of Beneficial Ownership(1)	Percent of Class(*)
Jay Stein(2)	15,811,466	35.5%
Ralph Alexander(3)	18,182	*
Alvin R. Carpenter(3)	19,280	*
Irwin Cohen(3)	9,751	*
Susan Falk(3)	9,751	*
Linda M. Farthing(3)	219,523	*
D. Hunt Hawkins(3)	205,167	*
Gregory W. Kleffner(3)	60,443	*
Mitchell W. Legler(3)(4)	93,233	*
Robert L. Mettler(3)	8,431	*
Brian R. Morrow(3)	60,282	*
Gary L. Pierce(3)	27,857	*
Richard L. Sisisky(3)(5)	39,780	*
Martin E. Stein, Jr.(3)(6)	44,480	*
David H. Stovall, Jr.(3)	597,429	1.3%
John H. Williams, Jr.(3)(7)	288,800	*
All directors and executive officers as a group (16)(2)(3)(4)(5)(6)(7)	17,513,855	38.7%

(*)	Where percent is not indicated, amount is less than one percent (1%) of total outstanding common stock.
(1)	All shares of Common Stock indicated in the table are subject to the sole investment and voting power of the directors and executive officers, except as otherwise set forth in the footnotes below.
(2)

Shares consist of 13,441,279 shares held by Stein Ventures Limited Partnership, the general partner of which is Carey Ventures, Inc., 21,894 shares held by the Jay and Deanie Stein Foundation over which Mr. Stein has sole voting and dispositive power as trustee of the Foundation, 610,000 shares over which Mr. Stein serves as Custodian for his child and has sole voting and dispositive power, 24,644 shares held by Carey Ventures, Inc., a corporation wholly-owned by Mr. Stein, 982,049 shares held by Jay Stein and 731,600 shares owned by a trust for the benefit of Deanie Stein and over which Mr. Stein has sole voting and dispositive power as trustee.

(3)	Includes the following shares which are not currently outstanding but which the named shareholders are entitled to receive upon exercise of options:

Ralph Alexander	1,320
Irwin Cohen	1,320
Susan Falk	1,320
Linda M. Farthing	185,000
D. Hunt Hawkins	112,824
Richard L. Sisisky	4,000
John H. Williams, Jr.	77,100
All directors and executive officers as a group (16)	382,884

Options that are exercisable within sixty (60) days are included in the shares indicated. The shares described in this note are deemed to be outstanding for the purpose of computing the percentage of outstanding common stock owned by each named shareholder and by the group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

Includes the following shares of restricted stock which are currently outstanding and are held by the transfer agent and delivered to each individual upon vesting:

Ralph Alexander	8,431
Alvin R. Carpenter	8,431
Irwin Cohen	8,431
Susan Falk	8,431
Linda M. Farthing	8,431
D. Hunt Hawkins	66,644
Gregory W. Kleffner	40,188
Mitchell W. Legler	23,410
Robert L. Mettler	8,431
Brian R. Morrow	60,282
Gary L. Pierce	27,857
Richard L. Sisisky	8,431
Martin E. Stein, Jr.	8,431
David H. Stovall, Jr.	142,265
All directors and executive officers as a group (16)	428,094

(4)	Includes 69,823 shares owned by Mr. Legler and his wife as tenants by the entirety.
(5)	Includes 100 shares over which Mr. Sisisky serves as custodian under the Florida Uniform Transfers to Minors Act.
(6)	Includes 7,800 shares over which Mr. Stein serves as custodian for his children.
(7)	Includes 211,700 shares owned jointly by Mr. Williams and his wife.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons owning more than ten percent (10%) of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities and to furnish us with copies of all such reports. To our knowledge, based solely on review of copies of such reports furnished to us during 2010, all Section 16(a) filing requirements applicable to our directors, officers and greater than ten percent (10%) beneficial owners have been complied with.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the meeting, twelve (12) directors will be elected for one (1) year and until the election and qualification of their successors. Each nominee is at present available for election and was previously elected to the Board by our shareholders. There are no family relationships between any of our directors or executive officers. While our directors are elected by a plurality vote, our policies require that any director who received more “withheld” votes than “for” votes must tender his or her resignation and the full Board must determine whether or not to accept those resignations. We will file a Form 8-K that discloses the Board’s decision and the reasons for its actions.

We believe that each nominee possesses the characteristics that are expected of all directors, namely; independence, integrity, sound business judgment and a willingness to represent the long-term interests of all shareholders. The following paragraphs provide biographies of each of our nominees and the experiences, qualifications or skills that caused the Corporate Governance Committee and the Board to determine that the person should serve as our director. These biographies contain information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five (5) years and information regarding involvement in certain legal or administrative proceedings, if applicable.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE FOLLOWING NOMINEES. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR PROXIES.

Name Age	Positions with the Company; Principal Occupations and Other Directorships During Past Five (5) Years; Special Experiences, Qualifications and Skills	Year First Became Director of the Company

Jay Stein (65)	Chairman of the Board of the Company since 1989 and Chief Executive Officer of the Company from 1990 to September 2001; former director of American Heritage Life Insurance Company and Promus Hotel Corporation. Mr. Stein, as the principal architect of the Company’s growth, brings extensive knowledge of the retail environment and outstanding merchandising skills to the Board.	1968

John H. Williams, Jr. (73)	Vice Chairman of the Board since February 2003 and director of the Company; Vice Chairman and Chief Executive Officer of the Company from September 2001 to February 2003; President of the Company from 1990 to September 2001. Mr. Williams as a past chief executive officer brings extensive historical and operational knowledge to the board based on many years of experience with the Company.	1984

Ralph Alexander †¡¤¥ (56)	Director of the Company; Managing Director of Riverstone Holdings LLC; Chief Executive Officer of Innovene, British Petroleum’s olefins and derivatives subsidiary, from June 2004 to December 2005; Chief Executive Officer of British Petroleum’s Gas, Power and Renewable and Solar segment from 2001 to June 2004; director of Amyris Biotechnologies and TTI. Previous director of Foster Wheeler and Anglo American PLC. Mr. Alexander adds significant financial and organizational management skills to the Board.	2007

Alvin R. Carpenter ¡ß¥ (69)	Director of the Company; Vice Chairman of CSX Corporation from July 1999 to February 2001; director of Regency Centers Corporation, PSS World Medical, Inc., Lender Processing Services, Inc. and former director of Florida Rock Industries, Inc. Mr. Carpenter has extensive experience in management of employees and a vast knowledge of specific geographic markets to the Board.	1996

Irwin Cohen †ß¤¥ (70)	Director of the Company; Senior Advisor with the Peter J. Solomon Company since June 2003; Global Managing Partner of the Retail and Consumer Products Practice of Deloitte & Touche LLP from 1998 to May 2003; director of Supervalu, Inc. Mr. Cohen adds extensive financial and accounting experience and expertise in evaluating financial controls as well as extensive experience within the retail segment.	2007

Susan Falk †¥ (60)	Director of the Company; Chief Executive Officer of Betsey Johnson LLC since September 2010; Group President, Womenswear, Hartmarx Corporation from January 2005 to July 2009, a retail consultant from May 2003 to December 2004 and President of Avenue Stores from October 2002 to April 2003. Ms. Falk greatly broadens the Board’s retail and apparel experience and offers invaluable advice as to the Company’s dealings with its vendors and its merchandising strategies.	2007

Name Age	Positions with the Company; Principal Occupations and Other Directorships During Past Five (5) Years; Special Experiences, Qualifications and Skills	Year First Became Director of the Company

Linda M. Farthing (63)	Director of the Company; President and Chief Executive Officer of the Company from September 2007 to December 2008; President and director, Friedman’s, Inc. 1998; President and director, The Cato Corporation 1990-1997. Former director of CT Communications from 2005 to 2007. Ms. Farthing’s considerable experience in managing retail companies materially enhances the Board’s ability to assess market trends and the Board’s sensitivity to overall business trends affecting the retail industry.	1999

Mitchell W. Legler (68)	Director of the Company; majority shareholder of Kirschner & Legler, P.A. since April 2001; sole shareholder of Mitchell W. Legler, P.A. from August 1995 to April 2001; general counsel to the Company since 1991. Mr. Legler’s substantial experience with financial companies and his general legal knowledge is beneficial to the Board’s understanding of risks faced by the Company and assists in guiding the Board in understanding its responsibilities.	1991

Robert L. Mettler¤¥ (70)	Director of the Company; President of Special Projects of Macy’s, Inc. from February 2008 to January 2009; Chairman and Chief Executive Officer of Macy’s West from 2002 to 2008; President and Chief Operating Officer of Macy’s West from 2000 to 2002; director of Jones Apparel Group and Quiksilver, Inc. Mr. Mettler brings a wealth of retail experience to the Board greatly enhancing the Board’s understanding of retail trends, management issues which are unique to retail companies and the Company’s position in the retail industry.	2009

Richard L. Sisisky †¡ß¤¥× (56)	Director of the Company; President of The Shircliff & Sisisky Company, a management consulting company, since 2003; President and Chief Operating Officer and director of ParkerVision, Inc. from 1998 to 2003. Mr. Sisisky’s material knowledge of the general business environment and management skills are invaluable to the Board’s strategic insight and analysis.	2003

Martin E. Stein, Jr. ¡¥ (58)	Director of the Company; Chairman and Chief Executive Officer of Regency Centers Corporation, a real estate investment trust, since 1997; director of Patriot Transportation Holding, Inc. Mr. Stein’s vast experience in the commercial real estate industry adds significant understanding of the retail real estate market and environment and the Company’s opportunities for expansion.	2001

David H. Stovall, Jr. (64)	Director of the Company; President and Chief Executive Officer of the Company since December 2008; Chairman of the Central Division of Belk, Inc. from 2000 to 2008. Mr. Stovall’s intimate knowledge of the Company’s operations is critical to the Board’s ability to assess the Company’s strengths and challenges and ability to identify and address the most important issues.	2008

†	Member of the Audit Committee
¡	Member of the Compensation Committee
ß	Member of the Corporate Governance Committee
¤	Member of the Strategic Planning Committee
×	Lead Director
¥	Independent Director in accordance with applicable NASDAQ rules

EXECUTIVE OFFICERS

Our executive officers are:

Name (Age)	Position
David H. Stovall, Jr. (64)	President and Chief Executive Officer
D. Hunt Hawkins (52)	Executive Vice President and Chief Administrative Officer
Gregory W. Kleffner (56)	Executive Vice President and Chief Financial Officer
Brian R. Morrow (51)	Executive Vice President and Chief Merchandising Officer
Gary L. Pierce (54)	Senior Vice President and Director of Stores

For additional information regarding Mr. Stovall, see the Directors’ table on the preceding page.

Mr. Hawkins joined us in February 1994 as Senior Vice President, Human Resources. He was promoted to Executive Vice President of Operations in September 2006 and to Executive Vice President, Chief Administrative Officer in October 2007.

Mr. Kleffner joined us in August 2009 as Senior Vice President and Chief Financial Officer. He was promoted to Executive Vice President in February 2010. Prior to joining us, Mr. Kleffner spent six (6) years with Kellwood Company, an apparel manufacturer. While at Kellwood Company, he served as Vice President, Controller from 2002 to 2005, Vice President Finance and Controller from 2005 to 2006, Senior Vice President Finance and Controller from 2006 to 2007 and Chief Financial Officer from 2007 to 2008.

Mr. Morrow joined us in February 2010 as Executive Vice President and Chief Merchandising Officer. Prior to joining us, Mr. Morrow served as Senior Vice President and General Merchandising Manager with Macy’s North/Marshall Field’s from February 2005 to May 2008 and held the same position with Mervyn’s from May 2008 to October 2008 and served as Executive Vice President and General Merchandising Manager with Macy’s West from October 2008 to May 2009.

Mr. Pierce joined us in May 2010 as Senior Vice President and Director of Stores. Prior to joining us, Mr. Pierce served as Senior Vice President and Director of Stores for the Central and Northern divisions of Belk, Inc. from September 2001 to May 2010.

CORPORATE GOVERNANCE

We are structured with a Board of Directors as our highest governing body. The Board in turn has a Chairman who helps set the agenda with management and who chairs the meetings of the Board. Our Board’s leadership structure currently consists of a separate Board Chairman and Chief Executive Officer. The Board believes that separating the positions of Chairman and Chief Executive Officer enhances Board independence and oversight. The structure allows the Chief Executive Officer to better focus on his responsibilities of running the Company, enhancing shareholder value and expanding and strengthening our enterprise, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to, and independent oversight of management. The Board elects a lead director (the “Lead Director”), who serves as chairman of the Corporate Governance Committee. The Lead Director is an independent director with substantial management experience who works with the Board Chairman and management to set the agenda for Board meetings and serves as a liaison between the Board and management to facilitate communications, acts as a moderator of executive sessions made up solely of independent directors, and assures an independent Board member is involved in setting agendas for the Board and Corporate Governance Committee.

The Board meets at least quarterly and provides supervision of the Company between meetings through a number of standing committees more fully described in the next section of this proxy statement. The Board recognizes its responsibility for oversight of our risk management and one (1) meeting each year of the Audit Committee is heavily focused on operational risk management dealing with areas of primary concern to us such as inventory control and shrinkage, insurance coverage, financial controls, adequacy of reserves, and third party claims. The full Board periodically addresses strategic risks such as changes in the retail environment as well as setting the authority limits for management at various levels. The Board believes that its focus on risk management discourages inappropriate risk-taking by management and results in appropriate controls.

The Compensation Committee seeks to establish a balance between rewarding performance and avoiding plans which might incent inappropriate risk-taking by management. Our incentive compensation plans are adjusted annually to focus management on both general performance by us and specific areas of risk management which the Board, acting through the Compensation Committee, believes will be most effective in reducing, not encouraging inappropriate risks. Management is encouraged to set specific criteria for lower levels of management’s incentive compensation which similarly are intended to maximize opportunities and control risks at all levels of our operations. See the Compensation Discussion and Analysis section for a fuller explanation of our incentive plans.

Shareholders who wish to communicate with the Board of Directors, or any particular Director, may send a letter to our Secretary at the address set forth on the first page of this proxy statement. The mailing envelope should contain a clear notation on the outside that the enclosed letter is a “Shareholder-Board Communication” or a “Shareholder-Director Communication”. All such letters should identify the author as a shareholder, stating the name in which the shares of such author are held, and clearly stating whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of such letters and circulate them to the appropriate director or directors.

We developed and the Board adopted Corporate Governance Guidelines to assist the Board in the exercise of its responsibilities. The Corporate Governance Guidelines are available on our website, www.steinmart.com.

MEETINGS AND COMMITTEES OF THE BOARD

Regular meetings of the Board of Directors are held four (4) times a year. During 2010, the Board held a total of four (4) regular meetings plus one (1) additional meeting. All directors attended at least seventy five percent (75%) of all meetings of the Board and Board committees on which they served during 2010.

We do not have a formal policy requiring Directors to attend annual meetings of shareholders. However, the annual meeting is generally held on the same day as a regularly scheduled Board meeting and we expect that the majority of our Directors will attend the annual meeting of shareholders. All directors attended the last annual meeting.

The Board of Directors has established five (5) standing committees: an Executive Committee, an Audit Committee, a Compensation Committee, a Corporate Governance Committee and a Strategic Planning Committee, which are described below. Members of the standing committees are elected annually at the regular Board meeting held in conjunction with the annual shareholders’ meeting with changes in committee assignments being made during the year as the Board of Directors deems appropriate.

Executive Committee. The Executive Committee is comprised of any two (2) directors who are independent directors under NASDAQ rules and any one (1) additional director who is our Chief Executive Officer. Subject to the limitations specified by the Florida Business Corporation Act, the Executive Committee is authorized by our bylaws to exercise all of the powers of the Board of Directors when the Board of Directors is not in session. The Executive Committee held one (1) meeting during 2010. It was attended by Messrs. Alexander, Carpenter, Martin E. Stein and Stovall.

Audit Committee. The Audit Committee is comprised of Mr. Cohen (Chairman), Mr. Alexander, Ms. Falk and Mr. Sisisky, each of whom is an independent director under NASDAQ rules applicable to Audit Committee Members. During 2010, the Audit Committee held eleven (11) meetings. The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, is appointed by the Board to assist the Board in monitoring (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements and (3) the independence and performance of our internal auditors. Our Board of Directors has determined that Messrs. Cohen, Alexander and Sisisky qualify as Audit Committee Financial Experts as defined by the Securities and Exchange Commission.

The Audit Committee operates pursuant to a charter adopted by the full Board which is available on our website, www.steinmart.com.

Compensation Committee. The Compensation Committee is comprised of Messrs. Carpenter (Chairman), Alexander, Sisisky and Martin E. Stein, Jr., each of whom is an independent director under NASDAQ rules. During 2010, the Compensation Committee held three (3) meetings. This Committee has the responsibility for approving the compensation arrangements for our senior management, including Short-Term and Long-Term Incentive Compensation. It also recommends to the Board of Directors adoption of any compensation plans in which our officers and directors are eligible to participate. The Compensation Committee also serves as the Option Committee and makes grants of stock options, restricted stock and performance shares under our 2001 Omnibus Plan.

The Compensation Committee operates pursuant to a charter adopted by the full Board which is available on our website, www.steinmart.com.

Corporate Governance Committee. The Corporate Governance Committee is comprised of Mr. Sisisky (as the Lead Director and Chairman), Messrs. Cohen (as the Chairman of the Audit Committee), Carpenter (as the Chairman of the

Compensation Committee) and Mettler (as the Chairman of the Strategic Planning Committee), each of whom is an independent director under NASDAQ rules. The Committee is responsible for the search and selection of our future directors and recommends to the full Board the slate of Directors to be proposed to our shareholders at our annual meeting of shareholders. The Committee also reviews, from time to time, the roles of the other standing committees, recommends committee assignments and evaluates, on a periodic basis, the performance of the Board and each of its committees as well as the relationship between the Board and our management. During 2010, the Corporate Governance Committee held four (4) meetings. The Lead Director, among other things, assists in setting agendas for meetings of the Board, acts as a moderator of executive sessions made up solely of our independent directors and serves as a liaison to increase the flow of information between Board members and our management.

The Corporate Governance Committee will consider nominees for directors recommended by shareholders. Any shareholder wishing to make such a recommendation to the Corporate Governance Committee should submit the recommendation, in writing, with such supporting information as the shareholder believes appropriate, as well as any other information required to be disclosed about the candidate under the SEC’s proxy rules, to the committee in care of our Lead Director at our headquarters in Jacksonville, Florida.

The Committee reviews a broad range of criteria when considering all possible candidates for the Board, including experience, education, ability to read and understand financial statements, ethics, business reputation and other factors that the Committee believes relevant in determining whether a candidate would add to the Board’s ability to guide us. In recommending nominees for our directors, the Committee seeks to achieve a diversity of business experience and to enhance the Board’s ability to address challenges facing us and to better understand our ability to take advantage of opportunities in the overall business landscape. The Committee informally evaluates incumbent directors to determine whether they should be nominated to stand for re-election based on such factors as well as their contribution to the Board during their current terms. When a vacancy develops, the Committee will solicit input regarding potential new candidates from a variety of sources, including existing directors and senior management. If the Committee deems it appropriate, the Committee may engage a third-party search firm. The Committee will evaluate all potential candidates, including any candidates recommended by shareholders, based on their biographical information and qualifications, information available through public records and their “independence,” and, if a potential candidate appears to be a good choice, will arrange personal interviews of qualified candidates by one (1) or more committee members, other Board members and senior management, as the Committee believes appropriate.

The Corporate Governance Committee operates pursuant to a charter adopted by the full Board which is available on our website, www.steinmart.com.

Strategic Planning Committee. In 2009, the Board determined that we would benefit from regular Board assistance in developing and monitoring our ongoing strategies to improve our position in the retail industry. A Strategic Planning Committee, comprised of four (4) independent directors of the Board of Directors, Messrs. Mettler (Chairman), Alexander, Cohen and Sisisky, was chartered to review key issues and developments with management as it works to surface issues and opportunities that we face in our effort to become a high performance growth company and guide management in assessing and developing strategies. During 2010, the Strategic Planning Committee was made a permanent, standing committee by the Board of Directors and held twelve (12) meetings.

The Strategic Planning Committee operates pursuant to a charter adopted by the full Board which is available on our website, www.steinmart.com.

COMPENSATION OF DIRECTORS

Our philosophy is to target non-employee director compensation at the mid-range of peer group pay levels. Based on a study conducted by Mercer, cash compensation for our Board of Directors is below peer group 50th percentile levels and total compensation (including equity grants) is well below peer group 25th percentile levels. Consistent with the reduction in Base Compensation of our salaried employees in 2009, the Board reduced its annual retainers from $30,000 as existed in 2008 to $25,000 for 2009. In view of the material and continued improvement in our performance in 2009, the Board restored its annual retainer to $30,000 for 2010 and increased its annual retainer to $36,000 for 2011.

In addition to annual retainers, Directors continue to be compensated through attendance fees and receipt of equity-based compensation. For 2010, each non-employee Director received attendance fees of $2,000 for attending meetings of the Board and $1,500 for committee meetings attended in person, or $750 for committee meetings held by conference call. Mercer has recommended additional emphasis on equity-based compensation. Accordingly, in 2009, each non-employee Director received Options to acquire 7,500 shares of our common stock at an exercise price of $2.50 per share (which was double the trading price of our shares on the date the Options were awarded). In 2010 and 2011, each non-employee Director received $40,000 in value of our shares which equaled 3,918 and 4,513 Restricted Shares, respectively, (subject to vesting over three (3) years as described below) on the grant date based on the closing price of our shares on that date. The Restricted Shares issued to Directors are issued at the closing price of our shares on NASDAQ as of the first Tuesday in each January following the date we release our gross sales for the critical month of December. That date was selected to afford investors an opportunity to absorb that gross sales information and for our share price to reflect the appropriate value attributed to those shares by the investment community. The Directors’ Restricted Shares vest on the third anniversary of the date of grant or vest immediately if that person’s directorship is terminated because of death, disability, retirement at age 72 or above, or a change of control of the Company.

In 2011, to compensate certain Directors with additional responsibilities, (i) our Lead Director receives an additional annual retainer of $20,000, (ii) the Chairperson of our Audit Committee receives an additional annual retainer of $25,000, and (iii) the Chairpersons of the Compensation and Strategic Planning Committees each receive an additional annual retainer of $15,000.

Each Director also receives a one-time grant of 4,000 stock options upon becoming a Director.

DIRECTOR COMPENSATION FOR FISCAL YEAR ENDED JANUARY 29, 2011

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
Ralph Alexander	$61,750	$ 39,985	-	-	-	$ 5,240	$106,975
Alvin R. Carpenter	$66,750	$ 39,985	-	-	-	$ 5,240	$111,975
Irwin Cohen	$93,500	$ 39,985	-	-	-	$ 1,959	$135,444
Susan Falk	$52,000	$ 39,985	-	-	-	$ 5,240	$ 97,225
Linda M. Farthing	$41,500	$ 39,985	-	-	-	$ 1,959	$ 83,444
Mitchell W. Legler (6)	$58,750	$183,484	-	$65,966	-	$ 17,257	$325,457
Robert L. Mettler	$70,750	$ 39,985	-	-	-	$ 1,959	$112,694
Richard L. Sisisky	$86,500	$ 39,985	-	-	-	$ 5,240	$131,725
Martin E. Stein, Jr.	$41,750	$ 39,985	-	-	-	$ 5,240	$ 86,975
Jay Stein (7)	-	-	-	-	-	$103,354	$103,354
John H. Williams, Jr. (7)	-	-	-	-	-	$230,265	$230,265

(1)

David H. Stovall, Jr., our President and Chief Executive Officer is not included in this table as he is an employee and therefore does not receive compensation for his services as a Director. The compensation received by Mr. Stovall is shown in the Summary Compensation Table.

(2)

Reflects the aggregate grant date fair value computed in accordance with ASC Topic 718 of stock awards made during the fiscal year ended January 29, 2011. Forfeiture estimates have been disregarded in determining the amounts indicated. During fiscal year 2010, each Director named above received 4,513 stock awards with a grant date fair value of $8.86 per stock award. In addition, Mr. Legler received 14,979 stock awards with a grant date fair value of $9.58 per stock award as a result of being a participant in our Long-Term Incentive Program. As of January 29, 2011, each Director has the following number of unvested restricted stock awards outstanding: Ralph Alexander: 8,431; Susan Falk: 8,431; Alvin R. Carpenter: 8,431; Irwin Cohen: 8,431; Linda M. Farthing: 8,431; Mitchell W. Legler: 23,410; Robert L. Mettler: 8,431; Richard L. Sisisky: 8,431 and Martin E. Stein, Jr.: 8,431. The fiscal year 2010 grants and the option awards outstanding for Mr. Stovall are shown in the Grants of Plan-Based Awards and the Outstanding Equity Awards at Fiscal Year End Tables.

(3)

As of January 29, 2011, the following Directors have the indicated number of option awards outstanding: Ralph Alexander 11,500; Alvin R. Carpenter 7,500; Irwin Cohen 11,500; Susan Falk 11,500; Linda M. Farthing 207,500; Mitchell W. Legler 7,500; Robert L. Mettler 11,500; Richard L. Sisisky 11,500; Martin E. Stein, Jr. 7,500 and John H. Williams, Jr. 100,000. The fiscal year 2010 grants and the option awards outstanding for Mr. Stovall are shown in the Grants of Plan-Based Awards and the Outstanding Equity Awards at Fiscal Year End Tables.

(4)	Reflects the amount earned under our Short-Term Incentive Program of which Mr. Legler is a participant.
(5)

Reflects a special dividend of $0.50 per share paid in December 2010 on unvested shares of restricted stock to Messrs. Alexander, Carpenter, Cohen, Legler, Mettler, Sisisky, Martin E. Stein, Jr. and to Ms. Falk and Ms. Farthing. Also, included for Mr. Legler is $4,623 for medical benefits not provided to non-executive employees plus a tax gross up.

(6)

Mr. Legler is the majority shareholder of Kirschner & Legler, P.A., general counsel to the Company since April 2001. For a description of the arrangement with Kirschner & Legler, P.A. for Mr. Legler’s service as our general counsel, including fees paid pursuant to this arrangement, see the section entitled Related Party Transactions elsewhere in this proxy statement.

(7)

Mr. Jay Stein and Mr. John H. Williams, Jr., former executive officers of the Company, remain employees of the Company and do not receive additional compensation for their services as Directors. Other compensation for Mr. Stein includes $13,224 salary; $3,162 personal use of company automobile; $63,088 for premiums paid relating to Executive Split-Dollar Plan; $23,213 medical benefit payments not provided to non-executive employees (which includes excess medical, dental and vision payments plus a tax gross up based on these amounts) plus $667 of perquisites and other personal benefits. Other compensation for Mr. Williams includes $96,000 salary, $98,188 for premiums paid relating to Executive Split-Dollar Plan; $33,097 medical benefit payments not provided to non-executive employees (which includes excess medical, dental and vision payments plus a tax gross up based on these amounts); $1,920 Company contributions to 401(k) plans plus $1,060 of perquisites and other personal benefits.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis provides information regarding our compensation programs and policies for our executives who are listed in our Summary Compensation Table and who are our President and Chief Executive Officer, Executive Vice President and Chief Financial Officer, Executive Vice President and Chief Merchandising Officer, Executive Vice President and Chief Administrative Officer and Senior Vice President and Director of Stores (the “Named Executive Officers”).

Compensation Philosophy and Objectives

Our compensation program is designed to meet the following goals (the “Compensation Goals”):

•	To attract the best possible candidates;

•	To retain our key officers;

•	To align the interests of our officers with those of our shareholders; and

•	To provide our officers with incentive pay directly associated with performance.

To achieve these objectives, we use a mix of compensation elements, including:

•	base salary;

•	short-term incentives (annual cash);

•	long-term incentives (equity);

•	employee benefits and limited perquisites; and

•	employment agreements.

In determining the amount and form of these compensation elements, we may consider a number of factors in any given year, including:

•

Compensation levels paid by companies in our peer group and as reflected in published survey data. We believe this approach helps us to compete in hiring and retaining the best possible talent while at the same time maintaining a reasonable and responsible cost structure;

•	Corporate and individual performance, as we believe this encourages our Named Executive Officers to focus on achieving our business objectives;

•	The need to motivate our Named Executive Officers to address particular business challenges that are unique to any given year;

•

Internal pay equity of the compensation paid to one Named Executive Officer as compared to another – that is, the compensation paid to each executive should reflect the importance of his or her role to us as compared to the roles of the other executives – as we believe this contributes to retention and a spirit of teamwork among our executives;

•	The experiences and individual knowledge of the members of our Board regarding compensation programs generally and at other companies on whose boards they may serve;

•

The recommendations of our President and Chief Executive Officer, our Executive Vice President and Chief Administrative Officer and our Compensation Committee’s (the “Committee”) compensation consultant;

•	Broader economic conditions, to ensure that our pay strategies are effective yet responsible, particularly in the face of any unanticipated consequences of the broader economy on our business; and

•

Individual negotiations with Named Executive Officers, particularly in connection with their initial compensation package, as these executives may be leaving meaningful compensation opportunities at their prior employer to come work for us, or foregoing other compensation opportunities with other prospective employers to continue to work for us, as well as negotiations upon their departures, as we recognize the benefit to our shareholders of seamless transitions.

Although the Committee reviews from time to time the values of vested equity awards held by, and equity award profits realized by executives, the increases or decreases in the value of equity awards that were previously granted have no significant impact in the determination of current levels of cash or equity-based compensation.

Although we have always encouraged our directors and executive officers to hold a significant equity interest in our Company, we do not have a formal stock ownership policy. We do have a policy that prohibits our directors, officers and employees from engaging in hedging transactions or pledging or margin arrangements without receiving an exception from this prohibition in advance of such transactions.

Compensation Oversight

Our executive compensation policies are established by the Committee which is composed entirely of independent directors as defined by applicable NASDAQ Rules. The Committee provides governance and oversight to our executive compensation programs, benefit plans and policies, and administers our 2001 Omnibus Plan, including a review of all equity grants under the 2001 Omnibus Plan. The Committee makes all compensation decisions relating to our President and Chief Executive Officer. The Committee reviews and approves, after considering the evaluation and recommendation of our President and Chief Executive Officer and Executive Vice President and Chief Administrative Officer, all compensation decisions relating to our other executive officers.

During 2010, the Committee retained Mercer (US), Inc., a compensation consulting firm, to support the Committee in its work. Mercer provides recommendations as well as information as to the compensation levels and practices of the various companies which are considered to be in our Peer Group. Mercer also provides the Committee with information as to current trends and best practice in executive compensation and informs them of pertinent regulatory and stock exchange rules impacting executive compensation matters. In addition, Mercer also provides advice to management with regard to special compensation issues that may arise. The total fees paid to Mercer for these services in 2010 were $30,014.

To assure independence, the Committee is required to pre-approve all other work unrelated to executive compensation proposed to be provided by Mercer, if any such work were ever to be proposed. In addition, the Committee also considers the following factors in determining that its compensation consultant has no conflict of interest in providing advice to the Committee: the amount of fees paid by us as a percentage of the consulting firm’s total revenue and business or personal relationships between the consulting firm and the members of the Committee.

The Committee tests our compensation program periodically by comparing the compensation paid to our officers to the compensation paid by other companies in our Peer Group. Our Peer Group consists of a group of similarly sized apparel retail companies. The composition of the Peer Group as reviewed for setting 2010 compensation consisted of the following companies:

Abercrombie & Fitch Co.	Chico’s FAS Inc.
American Eagle Outfitters	Christopher and Banks Corp.
AnnTaylor Stores Corp.	Coldwater Creek, Inc.
Bebe Stores, Inc.	JoS. A. Bank Clothiers, Inc.
Bon Ton Stores, Inc.	The Men’s Wearhouse, Inc.
Buckle, Inc.	New York & Company, Inc.
The Cato Corporation	Stage Stores, Inc.
Charming Shoppes, Inc.	The Talbots, Inc.

The Peer Group is monitored by the Committee to make sure it is composed of companies similar to our situation and size. Thus both additions and subtractions may occur from time to time. For purposes of determining 2010 compensation, The Dress Barn, Inc. and Ross Stores, Inc. were removed from our Peer Group because The Dress Barn was acquired by the Ascena Retail Group, Inc. and Ross Stores was no longer deemed an appropriate peer company because its total revenue significantly exceeded the total revenues of our other peer companies. Based upon the recommendation of Mercer, Buckle, Inc., JoS. A. Bank Clothiers, Inc. and Bebe Stores, Inc. were added to our Peer Group. The Committee believes these are appropriate peer companies based upon their total revenues and their customer base. The 50th percentile as measured by total revenues of our Peer Group, as revised, equals $1.35 billion.

For purposes of determining equity-based compensation under our Long-Term Incentive Plan, we have used the Dow Jones U.S. Apparel Retail Index but for 2011 we are switching to the S&P 500 Apparel Retail Index because we believe that the companies that comprise that index, as a group, more closely match us in terms of customer base and gross revenues.

Elements of Compensation

Base Salary.

We seek to set base salaries for our officers at the mid-range of base salaries paid to officers performing similar duties by our Peer Group. We believe that, in general, paying less than that amount would be contrary to our Compensation Goals of attracting and retaining key officers. On the other hand, we believe that paying materially more than the mid-range of our Peer Group base salary would not support our Compensation Goals of minimizing fixed costs, motivating those officers through incentive compensation plans and aligning their interests with those of our shareholders. For 2009, the Committee determined that our then performance and the uncertainty in the retail market place required all of our salaried employees (including our Named Executive Officers) to incur a 5% reduction in base salary. In view of our improved performance in 2009, those reductions were restored in 2010 for all salaried employees (including the Named Executive Officers), but no salary increases were awarded to the Named Executive Officers in 2010 over their base salary levels for 2008. In 2010, the base salaries paid to Messrs. Stovall, Kleffner, Hawkins, Morrow and Pierce were at or below the 50th percentile of base compensation paid to similar officers by our Peer Group. Messrs. Morrow and Pierce began employment with us in 2010 with base salaries of $525,000 and $325,000, respectively. Messrs. Morrow and Pierce each received a one-time signing bonus of $100,000 and $60,000, respectively.

Incentive Plans.

We use incentive plans, both short-term and long-term incentive plans, to meet our Compensation Goals of motivating our officers and aligning their interests with those of our shareholders by measuring performance by an objective standard. The Committee and the Board of Directors annually approve a business plan (the “Business Plan”) that establishes financial goals for the current year, and generally for the two fiscal years thereafter. The Business Plan which is intended to be ambitious, but realistic, drives the formulas for determining success under our incentive plans.

Short-Term Incentives

We have an annual incentive plan which is intended to provide short-term incentives to our officers to achieve excellent performance in the current financial period. Annual bonuses are driven by formulas tied to our achieving various levels of success compared with our Business Plan for the current year. In past years, the Short-Term Incentive Plan has paid cash bonuses upon achieving the prescribed levels of success. However, due to the challenges being faced in 2009, a very difficult time for the retail industry in general and us in particular, the Committee determined that for 2009 the Short-Term Incentive Plan would be combined with the Long-Term Incentive Plan and any amounts earned would be paid only in Performance Shares and not in cash to reflect the view of the Board that we should seek to conserve cash as a priority until market conditions improved. Due to our improved performance in 2009, the Committee decided for 2010 to return to its prior approach of providing for cash bonuses under the Short-Term Incentive Plan.

Long-Term Incentives

In addition to the annual incentive, our compensation plan includes a long-term incentive component. Since the interests of our shareholders are long-term as well as short-term, we align the interests of our officers with those of our shareholders by granting various combinations of stock options (“Options”), shares of our stock with the vesting of such shares dependent upon achieving long-term performance targets established by the Business Plan (“Performance Shares”), and shares of our stock, the vesting of which is dependent only on remaining employed by us for a certain period of time (“Restricted Shares”). The target award mix for Long-Term Incentive Compensation periodically changes based on our desired objectives.

The Committee has generally placed an aggregate cap on all target equity-based compensation awarded under our Long-Term Incentive Plan each year between two percent (2%) and three percent (3%) of our common shares outstanding (the “Aggregate Equity-Based Run Rate Cap”) to limit the “overhang” of unvested equity-based compensation shares outstanding. For 2009, in view of the elimination of cash bonuses under the Short-Term Incentive Plan, the Aggregate Equity-Based Run Rate Cap was temporarily increased to a range of 2.99% to 4.0% depending on the level of performance goals received. The Aggregate Equity-Based Run Rate Cap for 2010 was 2.0%.

We believe that the retail industry is subject to substantial swings in performance results based on factors which are unrelated to management’s performance. For example, our overall performance may be heavily impacted by the state of the economy, unusual events such as terrorist attacks, and catastrophic weather events such as hurricanes. Accordingly, we believe that proper measurement of the performance of management over a multi-year period should also take into consideration our performance compared to the performance of our Peer Group during the same period. For our Long-Term Incentive Plan, the Committee has historically used the Dow Jones U.S. Apparel Retail Index to compare our performance to others in the industry, and adjusts the long-term compensation grants based on that relative performance as described below. However, for 2009 and 2010, the Committee determined that our recent performance and the uncertainty in the retail marketplace required a more conservative approach and we did not use a relative measure for these two years. For 2009, the performance goals were based solely on the reduction of debt and generation of cash from operations. The performance goals for 2010 for our Long-Term Incentive Plan were based on operating income and comparable store sales while the performance goals for our Short-Term Incentive Plan were based on operating income.

Performance Levels for Incentive Plans

Awards under both the Short-Term and the Long-Term Incentive Plans are based on our achieving performance levels established by the Committee as a function of the Business Plan for the year(s) in question. The Committee seeks to set performance levels which it believes are both challenging and realistic. Typically, the Committee establishes multiple levels of Performance Goals in order to create challenging performance levels, but avoids establishing performance levels which are so unlikely to be achieved as to discourage performance by our officers. Thus, the Committee uses one or more levels of performance described below for our Named Executive Officers and our general counsel except where otherwise stated. Performance Goals for lower levels of management are tailored to more specific areas over which such personnel have more influence based on their respective areas of responsibility and include such factors as sales, gross margin, operating income at the store or district level, and inventory shrinkage. For 2010, the Committee used the following performance levels:

“Commence” level which is the minimum performance level which must be achieved for any incentive compensation to be paid, and is established at the level which the Committee believes we have a 90% probability of achieving – the level at which minimal bonuses will be paid under our Short-Term Incentive Plans;

“Threshold” level which is generally the minimum performance level which must be achieved for Long-Term Incentive Plan grants and which is established at the level which the Committee believes we have an 80% probability of achieving;

“Target” level which is our intended performance level based on our Business Plan, the performance level at which the intended incentive compensation based on the employee’s base salary is paid, and which is established at the level which the Committee believes we have a 50% probability of achieving; and

“Superior” level which is intended to reward outstanding performance above our expected achievement and is established at the level which the Committee believes we have a 20% or less probability of achieving.

Awards under the Short-Term Incentive and the Long-Term Incentive Plans are then paid or granted based on interpolations between the various performance levels. Normally, no incentive compensation is paid to Named Executive Officers if the Threshold level of performance is not achieved.

While the Committee strives to establish realistic goals, the goals established for the incentive plans have been challenging. For example, the Committee used earning per share (“EPS”) as the performance level criteria for 2007 and 2008 setting our Target EPS performance levels for 2007 and 2008 as $1.10 and $0.32, respectively, and the awards were in a combination of Options, Restricted Shares and Performance Shares. However, as we failed to achieve the minimum performance levels for those years, no Performance Share equity grants were made for those years. Options and Restricted Shares awarded for those years had time-based vesting and have been received by the participants pursuant to their vesting schedule.

For 2009 the Committee determined that achieving pre-set cash flow goals to be more relevant to our needs than EPS goals in view of the challenges in the retail industry. That approach was also consistent with the determination by our Board that we should seek to minimize additional borrowings and conserve cash in order to be in the best position to benefit when the retail environment returned to a more normal state. The Committee’s 2009 criteria achieved the desired results and we achieved the Superior Performance Level by moving from a cash position at the beginning of 2009 where we had net borrowings of approximately $30.3 million (that is, the amount determined by netting cash and equivalents against our borrowings), to a position at the end of 2009 where we had approximately $43.1 million in net cash and equivalents, a positive swing of $73.4 million in net cash and equivalents without including the $27.3 million in cash from income tax refunds received as a result of operating loss carrybacks.

2010 Short-Term Incentive Plan (Annual Cash Bonuses)

For 2010, the Committee determined that the Short-Term Incentive Plan performance levels would be based on achieving levels of “Operating Income” (income generated from operations for the current fiscal year calculated before income taxes and excluding non-recurring items of income or expense). The Committee believes that using Operating Income helps us achieve our goal of increasing profitability as the retail economic environment improves. The following table shows the performance levels based on the 2010 criteria goals (“Performance Goals”) at each performance level for the Short-Term Incentive Plan and the percent of base compensation that would be earned by our Named Executive Officers for achieving such performance levels:

Performance Level For 2010	Operating Income Required to Achieve	Range of Percent of Base Compensation
Commence	$41.0M	5%
Threshold	$44.0M	15-25%
Target	$47.0M	30-50%
Superior	$51.0M	45-75%

We achieved 122.16% of the Target Level of the Performance Goals for the 2010 Short Term Incentive Plan. Messrs. Stovall, Kleffner, Hawkins, Morrow and Pierce received cash payments of $504,521, $171,024, $180,796, $256,536 and $119,106, respectively.

2010 Long-Term Incentive Plan (Equity-Based Compensation)

For 2010, the Committee determined that the Long-Term Incentive Plan would be based on twin goals of achieving levels of Operating Income and levels of “Comparable Store Sales” (the gross sales of all of our stores which have been open for business one full year or more at the beginning of the current fiscal year, less any closed stores, as those gross sales compare to the gross sales for those same stores for the immediately preceding fiscal year). The Committee believes these performance metrics closely tie the Participants’ economic benefits to our long-term goal of increasing gross revenue and profitability as the retail economic environment improves. Awards under the 2010 Long-Term Incentive Plan for our Named Executive Officers and general counsel would be based one-half on achieving various Operating Income performance levels and one-half based on achieving various Comparable Store Sales performance levels. The following table shows the performance levels based on the 2010 criteria goals (“Performance Goals”) at each performance level for the Long-Term Incentive Plan and the percent of base compensation that would be earned by our Named Executive Officers for achieving such performance levels:

Performance Level For 2010	Operating Income Required to Achieve	Comparable Store Sales	Range of Percent of Base Compensation
Threshold	$44.0M	98%	45-83%
Target	$47.0M	100%	90-165%
Superior	$51.0M	102%	135-248%

The number of Performance Shares awarded to a participant varies as a function of the performance level achieved and the management level of the participant. The number of Performance Shares awarded to any individual participant at the Target Level of performance is calculated by applying the appropriate percent to the Participant’s base compensation and dividing the resulting amount by the closing price of our shares on NASDAQ on the grant date and then providing a pro-rata reduction, if necessary, for the Aggregate Equity-Based Run Rate Cap.

Because the Committee used one year targets for the 2010 Long Term Incentive Plan, it believed that the Performance Shares which were granted should vest over time to encourage retention. Thus, all Performance Shares awarded under the 2010 Long-Term Incentive Plan vest as follows: (i) thirty-three percent (33%) of such Performance Shares vest if the Participant remains employed by us on the last day of our 2011 fiscal year, and (ii) the remaining sixty-seven percent (67%) of such Performance Shares vest if the Participant remains employed by us on the last day of our 2012 fiscal year. However, a Participant who fails to remain employed due to death, disability, normal retirement or termination following a change of control will nevertheless receive a pro-rata portion of the Performance Shares he or she would have received had he or she remained employed for the full performance vesting period. This pro-rata award is based on the amount of elapsed time between the time of grant and the time of termination of employment for each applicable performance cycle.

Awards under the 2010 Long-Term Incentive Plan were paid in Restricted Performance Shares based on achieving 88.58% of the Target Level of the 2010 Performance Goal. The Aggregate Equity-Based Run Rate Cap did not impact the award grants. Messrs. Stovall, Kleffner, Hawkins, Morrow and Pierce received 126,018, 35,599, 37,632, 53,398 and 27,045, respectively, Restricted Performance Shares.

Perquisites

We minimize the use of perquisites, generally providing only those perquisites to our officers that are so standard in the industry as to be necessary in order to meet the Compensation Goals of attracting and retaining officers. Thus, we provide perquisites such as paid vacation days, health insurance, life insurance and a 401(k) retirement plan. We do not provide perquisites such as (i) a defined benefit plan (pension plan) and (ii) financial advice, tax preparation and the like. We provide the following perquisites to our Named Executive Officers which differ from those available to all full time employees:

Executive Medical, Dental and Vision Plan. We maintain a medical, dental and vision plan (the “Medical Plan”) for all of our full time employees, including the Named Executive Officers, covering medical costs similar to those covered by many companies with a substantial number of employees. The Medical Plan differs for Named Executive Officers in that such officers do not have any co-pay or deductibles or amounts withheld from their salary to pay for their participation in the Medical Plan. The Medical Plan was amended in 2008 to limit the total amount paid as co-pay and deductible to $25,000 per annum for any Named Executive Officer and to continue coverage to age 65 for officers retiring after age 62. Any payment by us for Named Executive Officers in excess of amounts not covered by the normal Medical Plan for other officers is taxable to the Named Executive Officer receiving the benefit of such payment; however we gross up the federal income taxes on such medical payments up to the cap described above.

Split-Dollar Life Insurance Plan. We maintain a death benefit plan for our officers which is funded through a split-dollar life insurance plan. The Executive Split Dollar Plan was implemented to provide a more cost-effective method of paying death benefits for senior management than group term insurance; that is, lower cash expenditures. The Plan provides the executive’s beneficiary with a substantial measure of financial security by providing either a pre-retirement or post-retirement death benefit. This benefit is intended to help attract and retain quality executives.

The Executive Split Dollar Plan is an endorsement method arrangement. As such, we purchase a life insurance policy on each executive’s life to fund death benefits. The amount of the death benefit is based upon the executive’s total compensation and eligible status. As the policy owner, we may exercise all ownership rights granted to the owner thereof by the terms of the policies. The total policy proceeds (death benefit) is split between us and the beneficiary(ies) named by the executive. If an executive’s employment ends before retirement, the officer is given the option of buying the policy on that officer’s life from us for the greater of the accumulated current cash value of the policy or the amount paid by us to date as premiums for that policy. We make premium payments and the expense is offset by the cash value growth for the period. The cumulative premiums made by us will be recovered from the death benefits. We do not provide any defined benefit (pension) plan for our Named Executive Officers, and believe that the Executive Split-Dollar Plan provides a benefit which partially offsets the lack of a defined benefit plan, but at a much smaller cost to us.

The Executive Split Dollar Plan provides the following benefits for our officers:

•

Pre-Retirement Death Benefit: The total pre-retirement death benefit is five times the annual compensation for each of our Senior Vice Presidents and higher officers. Officers below Senior Vice President have a death benefit of three time’s total annual compensation. For purposes of this plan, total annual compensation is the sum of the officer’s current base salary and last received annual cash incentive compensation. However, if an officer’s compensation drops, the death benefit remains at the prior year’s higher level.

•

Post-Retirement Death Benefit: The total post-retirement death benefit is 2 1/2 times each Senior Vice President and higher officer’s Pre-Retirement benefit as of the date of retirement. Officers below Senior Vice President and employee-directors have a death benefit ranging from 1 1/2 to 2 1/2 times such officer’s highest fiscal year cash compensation.

Executive Deferred Compensation Plan. We provide a Non-Qualified Executive Deferred Compensation Plan (the “Deferral Plan”) for a number of our executives including the Named Executive Officers. Under the Deferral Plan, each covered executive has the right to defer receipt of a portion of his or her total compensation each year. For Named Executive Officers, we match the amount of deferred compensation up to a maximum of ten percent of an executive’s total compensation (salary plus bonuses) for each year. Our matched portion vests at 20% per year in each of years four through eight in order to encourage the retention of the executive receiving the match. Unvested amounts also vest on retirement or termination of the executive’s employment within three years following a change of control. Retirement means a voluntary separation by an executive upon attaining age 62. During 2009 and 2010, the match program was suspended in view of our disappointing performance and the anticipated continued difficult retail environment. We have reinstated the match program for 2011. For 2011, we will match at the rate of fifty percent (50%) of a participant’s contributions up to ten percent (10%) of salary and bonus. If we achieve target performance levels for 2011, we will match an additional fifty percent (50%) up to ten percent (10%) of salary and bonus.

Deferred amounts (which include vested matching contributions) are paid to the executive following the executive’s retirement, death, disability or termination following a change of control of the Company. Those amounts are paid either in a lump sum or over time as the executive elects.

Automobile Allowance. Each Named Executive Officer receives an automobile allowance of $3,300 per calendar quarter to compensate such individuals for use of their personal automobiles on Company business.

Other. Our Chief Merchandising Officer, Brian R. Morrow, and Director of Stores, Gary Pierce, were reimbursed expenses related to rental housing while obtaining permanent homes in Jacksonville, Florida and for other moving related expenses. Mr. Morrow received an additional $100,000 to cover relocation costs.

Employment Agreements

Our Named Executive Officers have employment agreements that provide for payments upon a termination of employment by the executive for good reason or by us without cause. We believe that these agreements effectively create incentives for our executives to build shareholder value without the fear of losing employment for situations other than for cause. These arrangements are intended to attract and retain qualified executives who could have other job alternatives that may appear to them to be less risky absent these arrangements. Each of the employment agreements contains, among other things, the following provisions:

Term. The employment agreements, other than our President and Chief Executive Officer’s, are each for an initial period of two (2) years and do not automatically renew for additional periods. Our President and Chief Executive Officer’s employment agreement is for a period of three (3) years and automatically renews for successive one-year periods on each subsequent anniversary date, unless the executive or the Company provides written notice to the other at least 120 days prior to the anniversary date. The employment agreements may be terminated before the end of their terms by the Company with or without cause or by the Named Executive Officer with or without good reason.

Responsibilities. The employment agreements outline the responsibilities of each of the Named Executive Officers to devote, among other things, their full business time and attention to the affairs of the Company.

Compensation. The employment agreements provide for base compensation to each Named Executive Officer, which compensation is reviewed annually by the Compensation Committee. Bonuses are also paid on an annual incentive bonus program which is formula-driven and each officer receives Long-Term Incentive Compensation, as appropriate, paid in the form of equity-based compensation. In addition, each Named Executive Officer is entitled to participate in our Non-Qualified Deferred Compensation Plan as more fully described below.

Effect of Termination. In the event a Named Executive Officer is terminated by us for cause (as defined below) or if the Named Executive Officer leaves during the employment term without good reason (as defined below), then our only obligations to the executive are to pay his or her base salary through the date of termination, and to provide such other benefits as have been vested. However, if the Named Executive Officer is terminated by us without cause, or if he or she terminates his or her employment for good reason, or in the event we fail to renew the Named Executive Officer’s contract on expiration on terms not materially less than in the current employment agreement (other than our President and Chief Executive Officer’s employment agreement that automatically renews), then in addition to payment of base salary through the termination date, the Named Executive Officer is entitled to receive one hundred percent (100%) of his or her current annual base salary paid out over a continuation period ranging from twelve (12) to twenty four (24) months following his or her termination. During the continued payment period, he or she also receives continued coverage under our medical, life and disability insurance programs. Finally, for named executive officers, other than our President and Chief Executive Officer, if such termination without cause (by us) or for good reason (by the executive) occurs within two (2) years following a change of control, then the severance payment is two hundred percent (200%) of such officer’s target bonus in the year of termination in addition to two hundred percent (200%) of base salary. In the event of such a termination after a change-of-control, our President and Chief Executive Officer receives the same severance as if it were a termination by us without cause because the Committee believes the value from the accelerated vesting of his unvested options and restricted shares eliminates the need for any additional severance.

“Good reason” includes, among other things, a material reduction in the Named Executive Officer’s compensation or benefits which is materially more adverse to the executive than similar reductions applicable to other executives of a similar level of status within the Company, and the assignment to the Named Executive Officer of duties which results in a material diminution in such position, authority, duties or responsibilities and which could reasonably be believed to be demeaning.

“Cause” includes, among other things, that the Named Executive Officer (i) has been convicted of, or pleads guilty or nolo contendere to, a felony involving dishonesty, theft, misappropriation, embezzlement, fraud crimes against property or person, or moral turpitude which negatively impacts us; or (ii) intentionally furnishes materially false, misleading, or omissive information concerning a substantial matter to us or persons to whom the executive reports; or (iii) intentionally fails to fulfill any assigned responsibilities for compliance with the Sarbanes-Oxley Act of 2002 or violates the same; or (iv) intentionally and wrongfully damages material assets of ours; or (v) intentionally and wrongfully discloses material confidential information of ours; or (vi) intentionally and wrongfully engages in any competitive activity which would constitute a material breach of the duty of loyalty; or (vii) intentionally breaches any stated material employment policy or any material provision of our ethics policy which could reasonably be expected to expose us to liability, or (viii) intentionally commits a material breach of the employment agreement, or (ix) intentionally engages in acts or omissions which constitute failure to follow reasonable and lawful directives of ours.

Death and Disability. The employment agreements also provide that in the event of the Named Executive Officer’s death, his or her estate shall receive annual base compensation through the end of the month during which the death occurred, plus whatever bonus the Named Executive Officer was entitled to for the year during which the death occurred. Normal payments will also be made for the Named Executive Officer’s benefit under our other benefit plans in which he or she was a participant. In the event that termination is a result of permanent disability, such Named Executive Officer may be terminated if he or she does not recover within six (6) months following the onset of the disability, and the executive will receive a pro rata portion of his or her bonus for the year in which the termination occurred, and an additional nine (9) months base compensation following termination, as well as payment of benefits from any of our benefit plans in which the disabled executive was a participant; however, in the event of termination for complete disability of David H. Stovall, Jr., he would be eligible to receive benefits provided to executives under our insured Long-Term Disability benefit in lieu of the nine (9) month’s salary continuation.

Restrictive Covenant. Each executive agrees to maintain all of our trade secrets fully confidential, in perpetuity, and agrees to certain non-competition and non-solicitation provisions in favor of us.

Internal Revenue Code Section 409A. The employment agreements of the Named Executive Officers contain provisions intended to comply with Internal Revenue Code Section 409A which may have the effect of postponing payments received by the Named Executive Officers following the termination of their employment with us.

Tax Limitations on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code, enacted in 1993 precludes a public company from deducting compensation of more than $1 million each for its Named Executive Officers. Certain performance-based compensation is exempt from this limitation. The Compensation Committee has reviewed the impact of §162(m) and believes that our current compensation plans are unlikely to generate any material compensation in excess of the §162(m) limits. We believe our Incentive Plans meet the performance-based compensation exemption from the deductibility limitation of §162(m).

Changes For 2011

We have made several changes in an effort to further align our executive compensation practices to the achievement of our goals. For 2011, the Committee established a total merit pool equivalent to 2.5% of total base compensation for all employees including those of the Named Executive Officers whose base pay raises range from 2.5% to 3.2%. The Committee determined that those increases nevertheless resulted in base compensation for the Named Executive Officers which generally remained below that of the 50% percentile of base pay for similar positions in our Peer Group.

For 2011, the Committee has established Comparable Store Sales Growth and Operating Income as the measures of our short term success and will use those metrics for the Short-Term Incentive Plan. The Short-Term Incentive Plan Performance Levels will be based 50% on achieving levels of Operating Income and (ii) 50% on achieving Comparable Store Sales.

The Committee has changed the performance levels for 2011 to be as follows:

•

“Threshold” level which is generally the minimum performance level which must be achieved for Long-Term Incentive Plan grants and which is established at the level which the Committee believes we have an 80% probability of achieving;

•

“Target” level which is the intended performance level for the Company based on the Business Plan, the performance level at which the intended incentive compensation based on the employee’s base salary is paid, and which is established at the level which the Committee believes we have a 50% probability of achieving; and

•

“Superior” level which is intended to reward performance above our expected achievement or Target achievement level and is established at the level which the Committee believes we have a 20% or less probability of achieving.

•

“Outstanding” level which is intended to reward performance above our Superior achievement level and is established at the level which the Committee believes we have a 10% or less probability of achieving.

The following tables show the Performance Levels based on the 2011 criteria goals (“Performance Goals”) at each Performance Level for the Short-Term Incentive Plan:

Short-Term Performance Level for 2011	Operating Income Required to Achieve	Comparable Store Sales
Threshold	$47.0M	98%
Target	$51.9M	100%
Superior	$56.7M	101%
Outstanding	$59.1M	102%

For 2011, the Committee has returned to use of a relative measure and has elected to use the S&P 500 Apparel Retail Index, as comprised at the beginning of 2011, to compare our performance to others in the industry. Awards under the 2011-2013 Long-Term Incentive Plan for our Named Executive Officers, Senior Vice Presidents, and general counsel, will be based on our Relative Total Shareholder Return compared to the S&P 500 Apparel Retail Index for the three (3) year performance period. For the Long-Term Incentive Plan, the Committee has determined that the Performance Goals for Named Executive Officers will be based upon total shareholder return (which combines the performance of the Company’s share on the stock market and dividends over a specified period referred to as “Total Shareholder Return”) as compared to the S&P 500 Apparel Retail Index (“Relative Total Shareholder Return”) for the Named Executive Officers and Senior Vice Presidents.

For 2011, the Long-Term Incentive Plan for the Named Executive Officers and general counsel will be based on a three year performance period and paid 60% in Performance Shares and 40% in Restricted Shares. The Performance Shares will vest at the end of the third year based upon the performance level achieved for the cumulative three year performance period and the time-based Restricted Shares will vest at the end of the third year. However, a participant who fails to remain employed due to death, disability, normal retirement or termination following a change of control will nevertheless receive a pro-rata portion of both the Performance Shares and Restricted Stock he or she would have received had he or she remained employed for the full performance period. This pro-rata award is based on the amount of elapsed time between the time of grant and the time of termination of employment for each applicable performance cycle. The Performance Shares will be earned, if at all, based on our Relative Total Shareholder Return compared to that of the S&P 500 Apparel Retail Index. For the Named Executive Officers and general counsel the Relative Total Shareholder Return Performance Goals will be as shown in the following table:

Long-Term Performance Level	Company Percentile Rank vs. S&P 500 Apparel Retail Index
Threshold	33rd Percentile
Target	53rd Percentile
Superior	75th Percentile

For 2011, the Committee has set the Aggregate Equity-Based Run Rate Cap at two and one half percent (2.5%) for shares issued under our Long-Term Incentive Plan.

COMPENSATION COMMITTEE REPORT

March 2011

The Compensation Committee, comprised entirely of independent directors, reviewed and discussed the above Compensation Discussion and Analysis with our management. Based on the review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in these Proxy materials and incorporated by reference into the Annual Report on Form 10-K for the year ended January 29, 2011.

Alvin R. Carpenter, Chairman

Ralph Alexander

Richard L. Sisisky

Martin E. Stein, Jr.

EXECUTIVE COMPENSATION

The Summary Compensation Table summarizes the compensation paid or accrued by us for services rendered during the years indicated to our Chief Executive Officer and Chief Financial Officer and each of our other Named Executive Officers whose compensation, exceeded $100,000 during the year ended January 29, 2011.

The amounts reported in this section for stock awards may not represent the amounts that the Named Executive Officers will actually realize from the awards. Whether, and to what extent, a Named Executive Officer realizes value will depend on our performance, stock price and continued employment.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
David H. Stovall, Jr. President and Chief Executive Officer	2010 2009 2008	$826,000 $753,725 $125,488	- - -	$1,207,252 - -	- - $696,780	$504,521 $210,000 -	- - -	$136,954 $153,140 $156,957	$ 2,674,727 $ 1,116,865 $ 979,225
Gregory W. Kleffner Executive Vice President, Chief Financial Officer	2010 2009	$350,000 $152,564	- -	$ 341,038 $ 285,423	- $209,673	$171,024 -	- -	$101,309 $ 20,002	$ 963,371 $ 667,662
D. Hunt Hawkins Executive Vice President, Chief Administrative Officer	2010 2009 2008	$370,000 $337,625 $368,750	- - -	$ 360,515 $ 123,794 $ 171,188	- - -	$180,797 - -	$26,882 $34,636 -	$123,620 $ 90,156 $ 74,367	$ 1,061,814 $ 586,211 $ 614,305
Brian R. Morrow (6) Executive Vice President, Chief Merchandising Officer	2010	$525,000	-	$ 511,553	$175,800	$256,536	-	$286,991	$ 1,755,880
Gary L. Pierce (7) Senior Vice President, Director of Stores	2010	$230,208	-	$ 245,569	$113,200	$119,106	-	$107,189	$ 815,272

(1)

The amounts reflect the aggregate grant date fair value computed in accordance with ASC Topic 718 of stock awards made during the fiscal years indicated. Forfeiture estimates have been disregarded in determining the amounts indicated. The grant date fair value of restricted stock awards and units was based on the closing price of our common stock on the applicable grant dates.

(2)

The amounts reflect the aggregate grant date fair value computed in accordance with ASC Topic 718 of option awards made during the fiscal years indicated. Forfeiture estimates have been disregarded in determining the amounts indicated. The grant date fair value of stock options is estimated using the Black-Scholes option pricing model with the expected term for fiscal years 2008, 2009 and 2010 being derived via a lattice model. The grant date fair value of stock option awards was determined based on the assumptions in the following chart for grants made during each fiscal year indicated.

	Fiscal Years
Assumptions	2010	2009	2008
Weighted average volatility	73.3%	66.1%	58.7%
Weighted average dividend yield	0.0%	0.0%	0.0%
Weighted average risk-free interest rate	2.3%	2.8%	1.5%
Weighted average expected term	5.2 years	6.0 years	4.1 years

(3)	The amounts reflect the cash bonus awards to the named individuals under our Short-Term Incentive Plan.
(4)

The amounts reflect the above-market earnings on the non-tax-qualified deferred compensation for each Named Executive Officer. The preferential earnings are computed by taking the earnings for deferred compensation plans and subtracting a rate of return using one hundred twenty percent (120%) of the applicable federal long-term rate (AFR).

(5)	The amounts reflected are:

Name	Year	Perquisites and Other Personal Benefits ($)(*)	Premiums Paid Relating To Executive Split- Dollar Plan ($)	Dividends Paid on Restricted Stock Awards ($)	Company Contributions to 401(k) Plans ($)	Company Contributions to Deferred Compensation Plans ($)	Relocation Expenses ($)	Signing Bonus ($)	Total ($)
David H. Stovall, Jr.	2010	$65,162	$66,397	-	$3,675	$1,720	-	-	$136,954
Gregory W. Kleffner	2010	$28,004	$29,365	$ 6,470	-	$ 729	$ 36,741	-	$101,309
D. Hunt Hawkins	2010	$36,838	$32,446	$49,052	$4,899	$ 385	-	-	$123,620
Brian R. Morrow	2010	$27,317	$ 2,952	-	-	-	$156,722	$100,000	$286,991
Gary L. Pierce	2010	$22,408	$ 1,962	-	-	-	$ 22,819	$ 60,000	$107,189

*

Perquisites and other personal benefits consist of automobile allowances; medical benefits not provided to non-executive employees (includes excess medical, dental & vision payments plus a tax gross up); and medical administration and reinsurance cost plus long-term disability premiums. No single item exceeds the greater of $25,000 or ten percent (10%) of the aggregate value of all perquisites and other personal benefits received by any of the Named Executive Officers, except for medical benefit payments not provided to non-executive employees (which includes excess medical, dental & vision payments plus a tax gross up based on these amounts) in the amount of $49,827 for Mr. Stovall. All perquisites and other personal benefits are valued on the basis of the aggregate incremental cost to us.

(6)	Mr. Morrow’s date of hire was January 31, 2010.
(7)	Mr. Pierce’s date of hire was May 17, 2010.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR ENDED JANUARY 29, 2011

The following table shows the Plan-Based awards granted to each Named Executive Officer during the fiscal year ended January 29, 2011.

In each case, except as noted in note three (3) below, awards of options are subject to our normal five (5) year vesting schedule.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)				Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name	Grant Date	Commencement ($)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Option (#)(3)	Exercise or Base Price of Option Awards ($/Sh) (4)	Grant Date Fair Value of Stock and Option Awards ($)
David H. Stovall, Jr.	03/25/10 05/03/10	$41,300 -	$206,500 -	$413,000 -	$619,500 -	- 71,133	- 142,265	- 178,551	- -	- -	- -	- $1,207,252
Gregory W. Kleffner	03/25/10 05/03/10	$17,500 -	$ 70,000 -	$140,000 -	$210,000 -	- 20,094	- 40,188	- 50,438	- -	- -	- -	- $ 341,038
D. Hunt Hawkins	03/25/10 05/03/10	$18,500 -	$ 74,000 -	$148,000 -	$222,000 -	- 21,242	- 42,484	- 53,320	- -	- -	- -	- $ 360,515
Brian R. Morrow (5)	03/25/10 03/05/10 05/03/10	$26,250 - -	$105,000 - -	$210,000 - -	$315,000 - -	- - 30,141	- - 60,282	- - 75,657	- - -	- 30,000 -	- $9.41 -	- $ 175,800 $ 511,553
Gary L. Pierce (6)	03/25/10 05/18/10 05/18/10	$16,250 - -	$ 48,750 - -	$ 97,500 - -	$146,250 - -	- - 15,266	- - 30,532	- - 38,320	- - -	- 20,000 -	- $9.08 -	- $ 113,200 $ 245,569

(1)

The amounts shown reflect the minimum, threshold, target and maximum annual incentive compensation payment levels under our Short-Term Incentive Plan. These amounts are based on the individual’s current position. The amounts disclosed in the Summary Compensation Table for 2010 are a result of this award.

(2)

The threshold amounts shown reflect the long-term compensation awards of performance shares which are 50% of the target amounts shown. The maximum amounts shown are 125.5% of the target amounts due to the effect of the run rate cap. The performance goals for 2010 were met at 88.58% of the Target amount and as a result 33% of the awards vest on January 28, 2012 and the remaining 67% vest on February 2, 2013 if the associate is employed on that date.

(3)

The amounts shown reflect options granted to Mr. Morrow per his Option Award Agreement dated March 5, 2010 and to Mr. Pierce per his Option Award Agreement dated May 18, 2010. The awards vest 1/3, 1/3 and 1/3 on the third, fourth and fifth anniversary dates.

(4)	The amount shown represents the closing price of our Common Stock on The NASDAQ Stock Market on the grant date.
(5)	Mr. Morrow’s date of hire was January 31, 2010.
(6)	Mr. Pierce’s date of hire was May 17, 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR ENDED JANUARY 29, 2011

The following table shows the outstanding equity awards for each Named Executive Officer as of the fiscal year ended January 29, 2011.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
David H. Stovall, Jr.	-	333,334(3)	$ 0.67	12/05/15	-	-	-	-
	-	66,667(3)	$ 0.69	12/05/15	-	-	-	-
	-	-	-	-	-	-	126,018(4)	$994,282
Gregory W. Kleffner (3)	-	30,000(5)	$ 8.91	07/31/19	-	-	-	-
	-	-	-	-	-	-	35,599(4)	$280,876
D. Hunt Hawkins	10,000(6)	-	$ 8.29	01/29/12	-	-	-	-
	31,880(7)	-	$19.61	02/29/12	-	-	-	-
	23,100(7)	11,900(7)	$16.19	03/21/13	-	-	-	-
	11,352(7)	5,848(7)	$14.36	06/06/13	-	-	-	-
	9,372(7)	19,028(7)	$13.24	03/02/14	-	-	-	-
	-	-	-	-	24,160(8)	$190,622	37,632(4)	$296,916
Brian R. Morrow (9)	-	30,000(10)	$ 7.56	03/05/17	-	-	-	-
	-	-	-	-	-	-	53,398(4)	$421,310
Gary L. Pierce (11)	-	20,000(12)	$ 7.25	05/18/17	-	-	-	-
	-	-	-	-	-	-	27,045(4)	$213,385

(1)

The option exercise prices were adjusted to provide the effect relating to the dividend payment made in December 2010. Neither the original shares nor the original grant date fair values changed as a result of the adjusted option exercise prices.

(2)

The market value is determined by multiplying the number of shares times the closing price of our stock on The NASDAQ Stock Market as of the last day of the fiscal year. The closing price of our stock on January 28, 2011 was $7.89. The actual value will depend on the fair market value on the date of vesting.

(3)

Options granted on 12/5/2008 and 1/2/2009 vest at 33% on the first anniversary date, another 33% on the second anniversary date and the final 34% on the third anniversary date, and expire on the date shown, which is the seventh anniversary of the 12/5/08 grant. Upon termination, except for death, disability, retirement or change of control, unvested options are forfeited.

(4)

The shares indicated represent the actual number of shares earned under the 2010 Long-Term incentive Plan based upon the level of operating income achieved and the level of comparable store sales achieved. Thirty-three percent (33%) of such shares shall vest if the Participant remains employed by us or our affiliates on January 28, 2012, the last day of our 2011 fiscal year and the remaining 67% shall vest if the Participant remains employed by the Company or its affiliates on February 2, 2013, the last day of our 2012 fiscal year. If the Participant fails to remain employed due to death, disability, normal retirement or termination following a change of control, he will nevertheless receive a pro-rata portion of the Performance Shares he would have received had he remained employed for the full performance vesting period. This pro-rata award is based on the amount of elapsed time between the time of grant and the time of termination of employment for each applicable performance cycle.

(5)

Options granted on 7/31/2009 vest at 33% on the first anniversary date, another 33% on the second anniversary date and the final 34% on the third anniversary date, and expire on the date shown, which is the tenth anniversary of the grant. Upon termination, except for death, disability, retirement or change of control, unvested options are forfeited.

(6)

Options granted 8/6/2001, 1/29/2002 and 8/29/2003 vest at 33% on the third anniversary, another 33% on the fourth anniversary and the final 34% on the fifth anniversary date, and expire on the date shown, which is the tenth anniversary of the grant. Upon termination, except for death, disability, retirement or change in control, unvested options are forfeited.

(7)

Options granted 2/28/2005, 3/21/2006, 6/6/2006 and 3/2/2007 vest at 33% on the third anniversary date, another 33% on the fourth anniversary date and the final 34% on the fifth anniversary date, and expire on the dates shown, which represent the seventh anniversary of their grant. Upon termination, except for death, disability, retirement or change of control, unvested options are forfeited.

(8)

The number of restricted stock awards consist of (1) 6,130 shares that cliff vest on March 1, 2012, the seventh anniversary of the grant, unless a pre-determined performance goal was met during the second year following the year of grant, at which time vesting would have been accelerated to March 1, 2008 plus (2) 8,030 shares that cliff vest on March 21, 2013, the seventh anniversary of the grant, unless a pre-determined performance goal was met during the second year following the year of grant, at which time vesting would have been accelerated to March 21, 2009 plus (3) 10,000 shares that cliff vest on June 2, 2011.

(9)	Mr. Morrow’s date of hire was January 31, 2010.
(10)

Options granted on 3/5/2010 vest at 33% on the first anniversary date, another 33% on the second anniversary date and the final 34% on the third anniversary date, and expire on the date shown, which is the seventh anniversary of the grant. Upon termination, except for death, disability, retirement or change of control, unvested options are forfeited.

(11)	Mr. Pierce’s date of hire was May 17, 2010.
(12)

Options granted on 5/18/2010 vest at 33% on the first anniversary date, another 33% on the second anniversary date and the final 34% on the third anniversary date, and expire on the date shown, which is the seventh anniversary of the grant. Upon termination, except for death, disability, retirement or change of control, unvested options are forfeited.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR ENDED JANUARY 29, 2011

The following table provides information relating to options exercised and stock awards that vested during the fiscal year ended January 29, 2011 for each of the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
David H. Stovall, Jr.	799,999	$7,067,991	-	-
Gregory W. Kleffner	-	-	25,877	$ 227,330
D. Hunt Hawkins	-	-	127,767	$1,132,997
Brian R. Morrow	-	-	-	-
Gary L. Pierce	-	-	-	-

(1)	The value realized is calculated based on the excess of the market price on the date of exercise over the grant price of the options multiplied by the number of options exercised.
(2)	The value realized represents the number of shares acquired on vesting multiplied by the closing market price of our Common Stock as listed on NASDAQ on the date of vesting.

NON-QUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR ENDED JANUARY 29, 2011

Amounts credited to each Named Executive Officer’s account will receive earnings/(loss) depending upon the investment option elected by each named executive. The following table shows the current investment options available under our Non-Qualified Deferred Compensation Plan and their annual rate of return for the calendar year ended December 31, 2010.

Fund	Annual Rate of Return
Model Portfolio – Conservative	7.60%
Model Portfolio – Moderate/Conservative	10.58%
Model Portfolio – Moderate	12.12%
Model Portfolio – Moderate/Aggressive	13.93%
Model Portfolio – Aggressive	15.66%
Nationwide NVIT Money Market V	0.00%
PIMCO VIT Total Return Admin	8.12%
PIMCO VIT Real Return Admin	8.11%
LASSO Long and Short Strategic Opportunities	9.95%

Fund	Annual Rate of Return
T Rowe Price Equity Income II	14.74%
Dreyfus Stock Index Initial	14.84%
American Funds IS Growth 2	18.68%
Goldman Sachs VIT Mid Cap Value	25.00%
Morgan Stanley UIF Mid Cap Growth I	32.31%
Royce Capital Small Cap	20.52%
Vanguard VIF Small Company Growth	31.79%
Oppenheimer VA Global Securities NS	15.96%
MFS VIT II International Value Svc	8.78%

The earnings (loss) realized by each of the Named Executive Officers is reflected in the table below:

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings/ (Loss) in Last Fiscal Year ($)(1)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
David H. Stovall, Jr.	$3,442	$1,721	$ (12)	-	$ 5,151
Gregory W. Kleffner	$1,458	$ 729	$ (19)	-	$ 2,168
D. Hunt Hawkins	$ 771	$ 385	$38,282	-	$ 252,331
Brian R. Morrow	-	-	-	-	-
Gary L. Pierce	-	-	-	-	-

(1)	The amount reflected for each of the named executive officers is reported as compensation to such named executive officer in the Summary Compensation Table. (Salary column)
(2)	The amount reflected for each of the named executive officers is reported as compensation to such named executive officer in the Summary Compensation Table. (All Other Compensation column)
(3)	The amount reflected for each of the Named Executive Officers includes above-market earnings reported in the Summary Compensation Table of the following amounts for 2010: $26,882 for Mr. Hawkins.
(4)

The following aggregate balances existed at the end of fiscal year 2009 for each of the named executive officers: $0 for Messrs. Stovall and Kleffner and $212,893 for Mr. Hawkins. These balances include the following amounts previously reported in Summary Compensation Tables in prior years for each of the named executive officers: $428,782 for Mr. Hawkins.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table shows the potential payments upon termination, disability, death or a change in control of the Company for David H. Stovall, Jr., our President and Chief Executive Officer.

Compensation and Benefits	Termination With Cause	Termination Without Cause	Termination With Good Reason	Termination Without Good Reason(1)	Termination For Disability(2)	Death	Termination After Change In Control(3)
Earned But Unpaid Base Salary (the fiscal year ended 1/29/11)	$ 0	$ 0	$ 0	$ 0
100% of Current Total Annual Base Salary		$826,000	$ 826,000
Medical, Dental, Vision, Life and Disability Insurance During Post Termination Payment Period		$346,415	$ 346,415		$ 55,680		$ 55,680
Annual Base Salary Through End of Month of Termination					$ 68,833	$ 68,833
Earned Bonus (Pro rata)	$ 0	$ 0	$ 0	$ 0	$ 504,521	$ 504,521	$ 504,521
Benefits Entitled to Under the Disability Plan of the Company					$ 20,000 Per month
Make Payments and Provide Benefits Called for Under each Employee Benefit Plan					$ 0	$ 0
Net Value of Unvested Options					$2,886,674	$2,886,674	$2,886,674
Current Value of Unvested Restricted Shares					$ 994,282	$ 994,282	$ 994,282
All Benefits Payable Under Company’s Plans Relating to Deferred Comp, Retirement or Other Benefits(4)	$3,434	$ 5,151	$ 5,151	$3,434	$ 5,151	$ 3,434	$ 5,151
Split-Dollar Life Insurance						$5,180,000
Total(5)	$3,434	$1,177,566	$1,177,566	$3,434	$4,515,141	$9,637,744	$4,446,308

(1)	Retirement is treated the same as termination by the Named Executive Officer without good reason.
(2)	Per Mr. Stovall’s employment agreement, disability results in immediate termination of employment.
(3)	Only applies if the Named Executive Officer gives written notice of termination within sixty (60) days following the change in control.
(4)	The benefits payable under our 401(k) plan have been omitted since this plan is non-discriminatory.
(5)	In addition to the total reflected for disability, $20,000 per month during the disability period would also be received.

The following table shows the potential payments upon termination, disability, death or a change in control of the Company for Gregory W. Kleffner, our Executive Vice President and Chief Financial Officer.

Compensation and Benefits	Termination With Cause	Termination Without Cause	Termination With Good Reason	Termination Without Good Reason(1)	Termination For Disability	Death	Termination After Change In Control
Earned But Unpaid Base Salary (the fiscal year ended 1/29/11)	$ 0	$ 0	$ 0	$ 0
100% of Current Total Annual Base Salary		$350,000	$350,000
Medical, Dental, Vision, Life and Disability Insurance During Post Termination Payment Period		$147,292	$147,292		$ 55,680		$ 55,680
Annual Base Salary Through End of Month of Termination					$ 29,167	$ 29,167
Earned Bonus (Pro rata)					$171,024	$ 171,024
Additional Nine (9) Months of Compensation at the Current Base Salary					$262,500
Benefits Entitled to Under the Disability Plan of the Company					$ 20,000 Per month
Make Payments and Provide Benefits Called for Under each Employee Benefit Plan					$ 0	$ 0
Net Value of Unvested Options					$ 0	$ 0	$ 0
Current Value of Unvested Restricted Shares					$280,876	$ 280,876	$ 280,876
Lump Sum Payment of 200% of Current Annual Base Salary							$ 700,000
Lump Sum Payment of 200% of “Target” Bonus							$ 280,000
All Benefits Payable Under Company’s Plans Relating to Deferred Comp, Retirement or Other Benefits(2)	$1,445	$ 2,167	$ 2,167	$1,445	$ 2,167	$ 1,445	$ 2,167
Split-Dollar Life Insurance						$1,750,000
Total(3)	$1,445	$499,459	$499,459	$1,445	$801,414	$2,232,512	$1,318,723

(1)	Retirement is treated the same as termination by the Named Executive Officer without good reason.
(2)	The benefits payable under our 401(k) plan have been omitted since this plan is non-discriminatory.
(3)	In addition to the total reflected for disability, $20,000 per month during the disability period would also be received.

The following table shows the potential payments upon termination, disability, death or a change in control of the Company for D. Hunt Hawkins, our Executive Vice President and Chief Administrative Officer.

Compensation and Benefits	Termination With Cause	Termination Without Cause	Termination With Good Reason	Termination Without Good Reason(1)	Termination For Disability	Death	Termination After Change In Control
Earned But Unpaid Base Salary (the fiscal year ended 1/29/11)	$ 0	$ 0	$ 0	$ 0
100% of Current Total Annual Base Salary		$370,000	$370,000
Medical, Dental, Vision, Life and Disability Insurance During Post Termination Payment Period		$123,769	$123,769		$ 55,680		$ 55,680
Annual Base Salary Through End of Month of Termination					$ 30,833	$ 30,833
Earned Bonus (Pro rata)					$ 180,797	$ 180,797
Additional Nine (9) Months of Compensation at the Current Base Salary					$ 277,500
Benefits Entitled to Under the Disability Plan of the Company					$ 20,000 Per month
Make Payments and Provide Benefits Called for Under each Employee Benefit Plan					$ 0	$ 0
Net Value of Unvested Options					$ 0	$ 0	$ 0
Current Value of Unvested Restricted Shares					$ 487,539	$ 487,539	$ 487,539
Lump Sum Payment of 200% of Current Annual Base Salary							$ 740,000
Lump Sum Payment of 200% of “Target” Bonus							$ 296,000
All Benefits Payable Under Company’s Plans Relating to Deferred Comp, Retirement or Other Benefits(2)	$252,330	$252,330	$252,330	$252,330	$ 252,330	$ 252,330	$ 252,330
Split-Dollar Life Insurance						$2,547,500
Total(3)	$252,330	$746,099	$746,099	$252,330	$1,284,679	$3,498,999	$1,831,549

(1)	Retirement is treated the same as termination by the Named Executive Officer without good reason.
(2)	The benefits payable under our 401(k) plan have been omitted since this plan is non-discriminatory.
(3)	In addition to the total reflected for disability, $20,000 per month during the disability period would also be received.

The following table shows the potential payments upon termination, disability, death or a change in control of the Company for Brian R. Morrow, our Executive Vice President and Chief Merchandising Officer.

Compensation and Benefits	Termination With Cause	Termination Without Cause	Termination With Good Reason	Termination Without Good Reason(1)	Termination For Disability	Death	Termination After Change In Control
Earned But Unpaid Base Salary (the fiscal year ended 1/29/11)	$ 0	$ 0	$ 0	$ 0
100% of Current Total Annual Base Salary		$525,000	$525,000
Medical, Dental, Vision, Life and Disability Insurance During Post Termination Payment Period		$146,711	$146,711		$ 37,133		$ 37,133
Annual Base Salary Through End of Month of Termination					$ 43,750	$ 43,750
Earned Bonus (Pro rata)					$ 256,536	$ 256,536
Additional Nine (9) Months of Compensation at the Current Base Salary					$ 393,750	$ 393,750
Benefits Entitled to Under the Disability Plan of the Company					$ 20,000 Per month
Make Payments and Provide Benefits Called for Under each Employee Benefit Plan					$ 0	$ 0
Net Value of Unvested Options					$ 9,900	$ 9,900	$ 9,900
Current Value of Unvested Restricted Shares					$ 421,310	$ 421,310	$ 421,310
Lump Sum Payment of 200% of Current Annual Base Salary							$1,050,000
Lump Sum Payment of 200% of “Target” Bonus							$ 420,000
All Benefits Payable Under Company’s Plans Relating to Deferred Comp, Retirement or Other Benefits(2)	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0
Split-Dollar Life Insurance						$2,625,000
Total(3)	$ 0	$671,711	$671,711	$ 0	$1,162,379	$3,750,246	$1,938,343

(1)	Retirement is treated the same as termination by the Named Executive Officer without good reason.
(2)	The benefits payable under our 401(k) plan have been omitted since this plan is non-discriminatory.
(3)	In addition to the total reflected for disability, $20,000 per month during the disability period would also be received.

The following table shows the potential payments upon termination, disability, death or a change in control of the Company for Gary L. Pierce, our Senior Vice President and Director of Stores.

Compensation and Benefits	Termination With Cause	Termination Without Cause	Termination With Good Reason	Termination Without Good Reason(1)	Termination For Disability	Death	Termination After Change In Control
Earned But Unpaid Base Salary (the fiscal year ended 1/29/11)	$0	$ 0	$ 0	$0
100% of Current Total Annual Base Salary		$325,000	$325,000
Medical, Dental, Vision, Life and Disability Insurance During Post Termination Payment Period		$138,765	$138,765		$ 55,680		$ 55,680
Annual Base Salary Through End of Month of Termination					$ 27,083	$ 27,083
Earned Bonus (Pro rata)					$119,106	$ 119,106
Additional Nine (9) Months of Compensation at the Current Base Salary					$243,750
Benefits Entitled to Under the Disability Plan of the Company					$ 20,000 Per month
Make Payments and Provide Benefits Called for Under each Employee Benefit Plan					$ 0	$ 243,750
Net Value of Unvested Options					$ 12,800	$ 12,800	$ 12,800
Current Value of Unvested Restricted Shares					$213,385	$ 213,385	$ 213,385
Lump Sum Payment of 200% of Current Annual Base Salary							$ 650,000
Lump Sum Payment of 200% of “Target” Bonus							$ 210,000
All Benefits Payable Under Company’s Plans Relating to Deferred Comp, Retirement or Other Benefits(2)	$0	$ 0	$ 0	$0	$ 0	$ 0	$ 0
Split-Dollar Life Insurance						$1,625,000
Total(3)	$0	$463,765	$463,765	$0	$671,804	$2,241,124	$1,141,865

(1)	Retirement is treated the same as termination by the Named Executive Officer without good reason.
(2)	The benefits payable under our 401(k) plan have been omitted since this plan is non-discriminatory.
(3)	In addition to the total reflected for disability, $20,000 per month during the disability period would also be received.

PROPOSAL NO. 2

ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

We are asking shareholders to approve an advisory resolution on our executive compensation as reported in this proxy statement. As described below, in the “Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee has structured our executive compensation program to achieve the following key objectives:

Objective	How Our Executive Compensation Program Achieves This Objective
Pay For Performance	Our annual Short-Term Incentive Plan provides performance-based cash incentive awards focused on closely aligning rewards with results.
Align the Interests of Our Executives and Shareholders	Our Long-Term Incentive Plan promotes a long-term focus on results to align employee and shareholder interests.
Attract and Retain Top Talent

Our executive compensation program is designed to be similar to the programs that are offered by other companies in our Peer Group. We attempt to set our total compensation levels at the median level of comparable companies because of the desire to attract and retain top-level executives in the market in which we operate and compete for talent.

We urge shareholders to read the “Compensation Discussion and Analysis” beginning on page 13 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has contributed to our recent and long-term success.

In accordance with recently adopted Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking shareholders to approve the following advisory resolution: RESOLVED, that the shareholders of Stein Mart, Inc. approve, on an advisory basis, the 2010 compensation of our named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for our 2011 Annual Meeting of Shareholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

PROPOSAL NO. 3

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Pursuant to recently adopted Section 14A of the Exchange Act, we are asking shareholders to vote on whether future advisory votes on executive compensation of the nature reflected in Proposal No. 2 above should occur every year, every two (2) years or every three (3) years.

After careful consideration, the Board of Directors has determined that holding an advisory vote on executive compensation every year is the most appropriate policy for us at this time, and recommends that shareholders vote for future advisory votes on executive compensation to occur every year. While our executive compensation programs are designed to promote a long-term connection between pay and performance, the Board of Directors recognizes that executive compensation disclosures are made annually. Given that the “say-on-pay” advisory vote provisions are new, holding an annual advisory vote on executive compensation provides us with more direct and immediate feedback on our compensation disclosures. However, shareholders should note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of shareholders. We believe that an annual advisory vote on executive compensation is consistent with our practice of seeking input and engaging in dialogue with our shareholders on corporate governance matters (including our practice of having all directors elected annually and annually providing shareholders the opportunity to ratify the Audit Committee’s selection of independent auditors) and our executive compensation philosophy, policies and practices.

This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board of Directors. Shareholders will be able to specify one of four choices for this proposal on the proxy card: one (1) year, two (2) years, three (3) years or abstain. Shareholders are not voting to approve or disapprove the Board’s recommendation. Although non-binding, the Board and the Compensation Committee will carefully review the voting results. Notwithstanding the Board’s recommendation and the outcome of the shareholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

OUR BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE TO CONDUCT FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY “ONE YEAR”.

PROPOSAL NO. 4

PROPOSAL TO REAPPROVE THE MATERIAL TERMS OF THE

PERFORMANCE GOALS UNDER THE STEIN MART, INC. 2001 OMNIBUS PLAN AND TO

AUTHORIZE THREE (3) MILLION ADDITIONAL SHARES AVAILABLE FOR ISSUANCE UNDER THAT PLAN

The Board is seeking shareholder approval of the material terms of the performance goals that may apply to awards under the Stein Mart, Inc. 2001 Omnibus Plan, as amended and restated as of January 1, 2009 (the “Omnibus Plan”) and to increase the number of shares authorized under that plan. Shareholders originally approved the Omnibus Plan at our annual meeting of shareholders in May 2001 and reapproved the performance goals under that plan in 2006. A copy of the Omnibus Plan as amended to reflect the proposed increase in the number of shares authorized for issuance is included as Exhibit A to this proxy statement. Capitalized terms used but not defined in this proposal have the same meanings as in the Omnibus Plan.

Purpose.    The purpose of the Omnibus Plan is to align the interests of the employees, officers, directors and consultants who participate in the plan (“Participants”) with those of our shareholders by providing compensation in the form of equity interests in the Company or that is payable when performance goals are achieved . The Omnibus Plan allows us to issue equity compensation in many forms to provide incentives to Participants to increase the value of our shares. The permitted forms of equity grants include: stock options, stock appreciation rights, and restricted shares (“Equity Grants”). The Omnibus Plan also allows us to grant awards that will be payable in cash or our shares to the extent one or more performance goals are achieved, including awards of performance shares (“Performance Awards”).

Outstanding Equity Grants.     We currently have outstanding options with an exercise price of $9.90 or less (in the money options based on the price of our shares on NASDAQ as of March 22, 2011) exercisable for 1,054,216 shares, 617,702 unvested restricted shares and 492,383 unvested performance shares (collectively, the “Outstanding Grants”). All of the Outstanding Grants are considered as though they are fully vested, earned and exercised in calculating our fully-diluted earnings per share, and all are issued under the Omnibus Plan. All of the Outstanding Grants together with the 1,567,067 shares remaining unissued but authorized for future grants under the Omnibus Plan total 8.4% of our outstanding common stock (the “Total Current & Authorized Awards”).

Authorization Requested.     We currently have only 1,567,067 shares remaining available for issuance under the Omnibus Plan and generally use on average 985,000 annually for normal grants and for grants to new hires and promotions to further our goals of aligning the interests of our employees with those of our shareholders by encouraging equity interests in the Company. The Total Current & Authorized Awards when combined with the three (3) million share additional authorization requested would, if all are issued, constitute only 15.2% of our total outstanding shares of common stock. Our shareholders last approved an increase in the number of available shares in 2007 which were then predicted to meet our needs through 2010. We anticipate that the additional 3 million shares now requested will meet our needs through 2014.

Material Terms of Performance Goals under the Omnibus Plan

Awards under the Omnibus Plan may be granted to employees, directors and certain advisors of the Company and its subsidiaries and affiliates. Awards are made at the discretion of the Compensation Committee of our Board of Directors, although directors who are not employees of the Company automatically receive 4,000 options under the Omnibus Plan upon becoming directors.

Under the Omnibus Plan, any award may, but need not, be subject to the satisfaction of one or more performance goals. Performance-based compensation will be awarded if the Committee, which consists exclusively of independent directors, determines that such awards are in the best interest of the Company and its shareholders.

Performance goals for awards will be determined by the Committee and will be designed to support our business strategy and align executives’ interests with shareholder interests. Awards (other than stock options and stock appreciation rights) intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code will be subject to performance goals based on one or more business criteria as applied, in the Committee’s discretion, to the company as a whole or a business unit of the company, including, without limitation: (a) net sales; (b) gross profit; (c) operating or other expenses (or any individual type of expense); (d) earnings before interest and taxes; (e) earnings before interest, taxes, depreciation and amortization; (f) net income; (g) earnings per share (basic or diluted); (h) cash flow; (i) average sales per store; (j) average sales per square foot; (k) comparable store sales increases; (l) average inventories (calculated by taking the average of inventories at the end of each month); (m) number of stores opened; (n) return on investment (determined with reference to one or more categories of income or cash flow and one or more categories of assets, capital or equity); (o) total shareholder returns; and (p) stock price.

Subject to adjustment in the case of a stock split, acquisition or similar event as described in section 4.3 of the Omnibus Plan, the maximum number of shares subject to options or share appreciation rights that may be granted in one year to any one person is 1,000,000 in the aggregate, the maximum number of restricted shares which may be awarded in one year to any one person is 1,000,000 in the aggregate, and the maximum amount payable under performance awards granted to one person in one year is $1,000,000 in the aggregate.

Summary of Other Features of the Omnibus Plan

The summary below is intended to provide context for the material terms of the performance goals that shareholders are being asked to reapprove.

Under the Omnibus Plan, the number of unissued shares of common stock authorized for issuance is 1,567,067 shares, which, if this proposal is approved will increase to 4,567,067 shares. The number of authorized shares may be adjusted in the case of a stock split, acquisition or similar event as described in section 4.3 of the Omnibus Plan.

Other than with respect to the automatic grant of options to new directors as described above, the Committee has the sole discretion to administer the Omnibus Plan, to grant awards under the Omnibus Plan and determine the terms, timing, transferability and method of exercise of awards, as applicable.

Except in the case of awards made through assumption of, or in substitution for, outstanding awards previously granted by an acquired company, and except as a result of an adjustment event, stock-based awards under the Omnibus Plan will not have a grant or exercise price (or equivalent) of less than 100% of fair market value of the stock on the date the Committee makes the award. Determinations of fair market value under the Omnibus Plan are made in accordance with methods or procedures established by the Committee.

Our board of directors may amend, alter, discontinue or terminate the Omnibus Plan or any portion of the plan at any time. However, shareholder approval must be obtained for any plan amendment that would increase the number of shares available for awards except for adjustments permitted by section 4.3 of the Omnibus Plan.

Tax Matters

In general, a participant has no taxable event at the time of grant of an option, but will realize ordinary income at the time of exercise in an amount equal to the difference between the exercise price and the fair market value of the stock at the time of exercise. The company will be entitled to a corresponding deduction. The recipient of a restricted stock has no taxable event at the time of grant, but will realize ordinary income at the time such shares become vested in an amount equal to the fair market value of the shares, and we will be entitled to a corresponding deduction at the same time. The recipient of a performance award has no taxable event at the time of grant, but will recognize ordinary income at the time such award is settled in an amount equal to the cash and/or the fair market value of the shares received in such settlement, and we will be entitled to a corresponding deduction at the same time.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE A THREE (3) MILLION SHARE INCREASE IN THE SHARES AVAILABLE UNDER THE OMNIBUS PLAN AND TO REAPPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE STEIN MART OMNIBUS PLAN.

AUDIT COMMITTEE REPORT

The Audit Committee met with management and the independent registered certified public accounting firm eleven (11) times during 2010 to review and discuss the Company’s annual and quarterly financial statements prior to their issuance, and other matters. Four (4) of these meetings also included executive sessions with the independent registered certified public accounting firm without the presence of management and executive sessions without others present with the Company’s Chief Financial Officer and separate meetings with the Company’s Senior Vice President of Internal Audit, Safety and Security. During 2010, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with accounting principles generally accepted in the USA. The Audit Committee also discussed with the independent registered certified public accounting firm the matters required by PCAOB AU Section 380, as amended (Communications with Audit Committees). The Audit Committee also received the written disclosures from the independent registered certified public accounting firm mandated by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered certified public accounting firm’s communication with the Audit Committee concerning independence, and discussed with the independent registered certified public accounting firm their firm’s independence. The Audit Committee also monitored the Company’s compliance with the internal controls provisions of Section 404 of the Sarbanes-Oxley Act of 2002.

Based upon the Audit Committee’s discussions with management and the independent registered certified public accounting firm and its review of their representations, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s annual report on Form 10-K for the year ended January 29, 2011, filed with the Securities and Exchange Commission.

Irwin Cohen, Chairman

Ralph Alexander

Susan Falk

Richard L. Sisisky

PROPOSAL NO. 5

RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS

THE COMPANY’S INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected the firm PricewaterhouseCoopers LLP to serve as our independent registered certified public accounting firm for the current fiscal year ending January 28, 2012. That firm has served as our audit firm since 1983. Our Board of Directors has directed that the appointment of the independent registered certified public accounting firm be submitted for ratification by the shareholders at the annual meeting. Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting of shareholders and will be given the opportunity to make a statement, if they so desire, and to respond to appropriate questions.

Shareholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm is not required by our articles of incorporation or bylaws. However, the Board of Directors is submitting the appointment of PricewaterhouseCoopers LLP as a matter of good corporate practice. If the shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP. In such event, the Audit Committee may retain PricewaterhouseCoopers LLP notwithstanding the fact that the shareholders did not ratify the selection, or select another nationally recognized accounting firm without re-submitting the matter to a shareholder vote. Even if the selection is ratified, the Audit Committee retains the right in its discretion to select a different nationally recognized accounting firm at any time during the year if it determines that such a change would be in the best interests of our shareholders and the Company.

The following table provides information relating to the fees paid or accrued by us for the audit including the audit of internal controls and fees billed/paid in each of the last two (2) fiscal years for other services provided by PricewaterhouseCoopers LLP.

	2010	2009
audit fees (1)	$600,000	$662,500
audit-related fees (2)	22,053	-
tax fees (3)	184,250	$205,600
all other fees (4)	59,514	-

total fees	$865,817	$868,100

(1)

Includes fees for professional services relating to the annual audit of our financial statements, review of our quarterly financial statements and services related to the certification of our internal controls, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Includes fees for professional services for consultation on accounting standards or transactions.
(3)

Includes fees for professional services relating to tax compliance (preparation of returns) and fees relating to an IRS examination. No services were provided by PricewaterhouseCoopers LLP relating to aggressive tax transactions, contingent fee services or any tax services to certain persons who serve in financial reporting oversight roles.

(4)	Professional services related to new merchandise information system implementation.

All decisions regarding selection of independent registered certified public accounting firms and approval of accounting services and fees are made by our Audit Committee in accordance with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities Exchange Commission (SEC). The Audit Committee must pre-approve (i) all audit services, and (ii) all non-audit services provided by the independent registered certified public accounting firm that are permitted by Section 201 of the Sarbanes Act, except if:

1.

in the case of permissible non-audit services, such services qualify as de minimus under Section 202 of the Sarbanes Act and we did not recognize that such services were non-audit services at the time of the engagement;

2.	the Audit Committee, or one (1) or more of its designated members, approves the permissible non-audit services before completion of the audit; and

3.	when one (1) or more designated members approve such services, such approval is presented to the Audit Committee at its next scheduled meeting.

All audit, audit-related and tax services provided by PricewaterhouseCoopers LLP were pre-approved in accordance with the Audit Committee’s guidelines.

The Audit Committee discussed the non-audit services with PricewaterhouseCoopers LLP and determined that their provision would not impair that firm’s independence.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING JANUARY 28, 2012.

RELATED PARTY TRANSACTIONS

The Audit Committee of the Board of Directors is responsible for evaluating the appropriateness of all related-party transactions.

The Audit Committee has adopted written policies and procedures for the Committee to review and approve or ratify related-party transactions involving the Company, any of its executive officers, directors or five percent (5%) or more shareholders or any of their family members. These transactions include:

(a)	transactions that must be disclosed in proxy statements under SEC rules; and

(b)	transactions that could potentially cause a non-employee director to cease to qualify as independent under NASDAQ listing requirements.

Transactions that are deemed immaterial under SEC disclosure requirements are generally deemed pre-approved under these written policies and procedures, including transactions with a company with which a Stein Mart director’s sole relationship is as a non-employee director and the total amount involved does not exceed one percent (1%) of the other company’s total annual revenues.

Criteria for Audit Committee approval or ratification of related-party transactions include:

(a)	whether the transactions are on terms no less favorable to the Company than terms generally available from an unrelated third party;

(b)	the extent of the related-party’s interest in the transaction;

(c)	whether the transaction would interfere with the performance of the officer’s or director’s duties to the Company;

(d)	in the case of a transaction involving a non-employee director, whether the transaction would disqualify the director from being deemed independent under NASDAQ listing requirements; and

(e)	such other factors that the Audit Committee deems appropriate under the circumstances.

The Audit Committee has approved the related-party transactions described below, each involving non-employee directors of the Company, after determining that the transactions do not adversely affect the performance by these directors of their duties to the Company.

Mr. Mitchell W. Legler. Mr. Legler is the majority shareholder of Kirschner & Legler, P.A., general counsel to the Company since April 2001. From August 1995 to April 2001, Mr. Legler was the sole shareholder of the law firm of Mitchell W. Legler, P.A., which served as general counsel to us. Legal fees received by Kirschner & Legler, P.A. for fiscal year 2010 were $193,200, and, in addition, Mr. Legler as general counsel to the Company participated in our 2010 Incentive Plans and received a cash bonus of $65,966 as a result of meeting goals under our Short-Term Incentive Plan and also received 14,979 Performance Share Awards as a result of meeting goals under our Long-Term Incentive Plan. In April 2011, we entered into an agreement with Kirschner & Legler, P.A. pursuant to which we have retained Mr. Legler and his firm to serve as our general counsel for a term of two (2) years. This agreement provides that we will pay Kirschner & Legler, P.A. $180,000 per year and that such firm will be eligible to receive bonus and equity awards through our compensation program. This agreement further provides that Mr. Legler will be able to participate in our medical and dental insurance plans to the same extent as a person employed as a Senior Vice President. The agreement provides for a severance payment of $180,000 if the agreement is terminated without cause (as defined in the agreement) or if the agreement is not renewed at the expiration of the term. If the agreement is terminated following a change of control, we have agreed to pay 200% of the sum of (i) the amount due for a termination without cause and (ii) the target bonus in the year of termination.

Mr. Martin E. Stein, Jr. Mr. Stein, a member of the Compensation Committee of the Board of Directors, is Chairman and Chief Executive Officer of Regency Centers Corporation, a New York Stock Exchange listed real estate investment trust, through which we lease three (3) locations owned by Regency Centers Corporation for approximately $800,000 in base rent annually. The Audit Committee believes that amounts paid for leased space and other lease-related services are competitive with amounts that would be paid to a third party to lease similar space.

SHAREHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING OF SHAREHOLDERS

Regulations of the Securities and Exchange Commission require proxy statements to disclose the date by which shareholder proposals must be received by us in order to be included in our proxy materials for the next annual meeting. In accordance with these regulations, shareholders are hereby notified that if they wish a proposal to be included in our proxy statement and form of proxy relating to the 2012 annual meeting, a written copy of their proposal must be received at the principal executive offices of the Company no later than January 7, 2012. To ensure prompt receipt by us, proposals should be sent certified mail return receipt requested. Proposals must comply with the proxy rules relating to shareholder proposals in order to be included in our proxy materials. Notice to us of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 will be considered untimely if received by us after January 7, 2012 and the proposal will not be brought before the meeting.

ANNUAL REPORT

A copy of our Annual Report for the year ended January 29, 2011 accompanies this proxy statement. Additional copies may be obtained by writing to Ms. Nancy Murphy, our Director, Investor Relations, at 1200 Riverplace Boulevard, Jacksonville, Florida 32207.

SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES AND VOTE BY INTERNET, TELEPHONE OR MAIL. INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD. IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE, YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

EXHIBIT A

STEIN MART, INC.

2001 OMNIBUS PLAN

AS AMENDED AND RESTATED EFFECTIVE JUNE 14, 2011

STEIN MART, INC.

2001 OMNIBUS PLAN

AS AMENDED AND RESTATED EFFECTIVE JUNE 14, 2011

ARTICLE VIII.	PERFORMANCE AWARDS	7
8.1	Performance Awards	7
8.2	Compliance with Code Section 162(m)	7

ARTICLE IX.	OTHER SHARE-BASED AWARDS	8
9.1	Grant of Other Awards	8
9.2	Terms of Other Awards	8

ARTICLE X.	NON-EMPLOYEE DIRECTOR AWARDS	8
10.1	Automatic Grant of Non-Employee Director Option Awards	8

ARTICLE XI.	TERMS APPLICABLE TO ALL AWARDS GRANTED UNDER THE PLAN	9
11.1	Award Agreement	9
11.2	No Consideration for Awards	9
11.3	Awards May Be Granted Separately or Together; No Limitations on Other Awards	9
11.4	Limitations on Transfer of Awards	9
11.5	Term	9
11.6	Taxes	9
11.7	Rights and Status of Recipients	9
11.8	Awards Not Includable for Benefit Purposes	9
11.9	Share Certificates; Representation by Key Employee Participants; Registration Requirements	9
11.10	Amendments to Awards	10
11.11	Correction of Defects, Omissions, and Inconsistencies	10

ARTICLE XII.	AMENDMENT AND TERMINATION	10
12.1	Amendment	10
12.2	Termination	10
12.3	Repricing and Backdating Prohibited	10

ARTICLE XIII.	GENERAL PROVISIONS	10
13.1	Effective Date of the Plan	10
13.2	Term of Plan	10
13.3	Governing Law	11
13.4	Unfunded Status of Plan	11
13.5	Headings	11
13.6	Severability	11
13.7	Code Section 409A	11

STEIN MART, INC.

2001 OMNIBUS PLAN

Article I. Purpose

1.1 Purpose. The purpose of the Stein Mart, Inc. 2001 Omnibus Plan (the “Plan”) is to assist Stein Mart, Inc. (the “Company”), together with any successor thereto, and its Affiliates, to attract and retain highly competent individuals to serve as Key Employees, Non-Employee Directors and Advisors who will contribute to the Company’s success, and to motivate such persons to achieve long-term objectives which will inure to the benefit of all shareholders of the Company.

1.2 Adoption and Approval. The Plan has been approved by the Board of Directors of the Company and was originally approved by the Company’s shareholders at the annual meeting of shareholders in June of 2001. The shareholders subsequently re-approved the Plan for purposes of permitting Awards made under the Plan to comply with the provisions of Code Section 162(m) at the annual meeting of shareholders held in June of 2006 and June of 2011, as well as to increase the number of shares authorized for issuance hereunder.

Article II. Definitions

For purposes of this Plan, capitalized terms shall have the following meanings:

2.1 Advisor means a person other than an employee who provides services to the Company or any Affiliate as a consultant or advisor and who is responsible for or contributes to the management, growth, or profitability of the business of the Company or any Affiliate, as determined by the Committee.

2.2 Affiliate means any entity of which shares (or other ownership interests) having 50 percent or more of the voting power are owned or controlled, directly or indirectly, by the Company.

2.3 Award means any Non-Qualified Stock Options or Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Awards, or any other award made under the terms of the Plan provided that Incentive Stock Options may not be awarded after March 28, 2011.

2.4 Award Agreement means a written agreement, contract or other document specifically setting forth the terms and conditions of any Award granted under the Plan.

2.5 Board means the Board of Directors of the Company.

2.6 Change of Control means the occurrence of any of the following: (a) the Board approves the sale of all or substantially all of the assets of the Company in a single transaction or series of related transactions; (b) the Company sells and/or one or more shareholders sells a sufficient amount of its capital stock (whether by tender offer, original issuance, or a single or series of related stock purchase and sale agreements and/or transactions) sufficient to confer on the purchaser or purchasers thereof (whether individually or a group acting in concert) beneficial ownership of at least 35% of the combined voting power of the voting securities of the Company; (c) the Company is party to a merger, consolidation or combination, other than any merger, consolidation or combination that would result in the holders of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation or combination; or (d) a majority of the Board of Directors consists of individuals who are not Continuing Directors (for this purpose, a Continuing Director is an individual who (i) was a director of the Company on March 1, 2001 or (ii) whose election or nomination as a director of the Company is approved by a vote of at least a majority of the directors then comprising the Continuing Directors). Notwithstanding the foregoing, if an Award is considered deferred compensation subject to the provisions of Code Section 409A, and if a payment under such Award is triggered upon a “Change of Control,” or if an Award otherwise must contain a compliant definition of “Change of Control” in order to meet the requirements of Code Section 409A then the foregoing definition shall be deemed amended as necessary to comply with Code Section 409A, and the Committee may include such amended definition in the Award agreement issued with respect to such Award.

2.7 Code means the Internal Revenue Code of 1986, as amended from time to time.

2.8 Committee means a committee of the Board designated by the Board to administer the Plan and composed of not less than two directors. At least two of the members of the Committee shall qualify as Outside Directors.

2.9 Exchange Act means the Securities Exchange Act of 1934, as amended.

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2.10 Fair Market Value means, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

2.11 Incentive Stock Option means an Option that meets the requirements of an incentive stock option under Code Section 422.

2.12 Key Employee means any officer or other key employee of the Company or of any Affiliate who is responsible for or contributes to the management, growth, or profitability of the business of the Company or any Affiliate, as determined by the Committee.

2.13 Non-Employee Director means each member of the Board who is not an employee of the Company or any Affiliate.

2.14 Non-Qualified Stock Option means an Option that is not an Incentive Stock Option.

2.15 Option means any option to purchase Shares granted pursuant to the Plan, including any reload feature which also may be awarded.

2.16 Outside Directors means a Non-Employee Director who qualifies as both an outside director for purposes of Section 162(m) of the Code and as a non-employee director for purposes of Rule 16b-3 under the Exchange Act.

2.17 Participant shall mean any Key Employee (referred to as a Key Employee Participant), any Non-Employee Director (referred to as a Non-Employee Director Participant), or any Advisor (referred to as an Advisor Participant) receiving an Award under the Plan.

2.18 Performance Award means the right, granted pursuant to Article VIII, to receive an Award, payable in cash or Shares or a combination of both at the end of a specified period for which Performance Goals have been established.

2.19 Performance Goal means a target level of performance during an Award period specified by the Committee for the Company as a whole, for one or more Affiliates, for a division or other operating unit, and/or for a Participant or a group of Participants, in each case as established by the Committee. The Performance Goals for an Award made to a Key Employee Participant that is intended to be “performance-based compensation” (within the meaning of Code Section 162(m)) shall be based on one or more of the following measures of performance as determined by the Committee: (a) net sales; (b) gross profit; (c) operating or other expenses (or any individual type of expense); (d) earnings before interest and taxes; (e) earnings before interest, taxes, depreciation and amortization; (f) net income; (g) earnings per share (basic or diluted); (h) cash flow; (i) average sales per store; (j) average sales per square foot; (k) comparable store sales increases; (l) average inventories (calculated by taking the average of inventories at the end of each month); (m) number of stores opened; (n) return on investment (determined with reference to one or more categories of income or cash flow and one or more categories of assets, capital or equity); (o) total shareholder returns; and (p) stock price.

2.20 Plan means the Stein Mart, Inc. 2001 Omnibus Plan as set forth herein and as the same may be amended from time to time.

2.21 Plan Year means the twelve month period ending on any December 31.

2.22 Released Securities mean Shares of Restricted Stock with respect to which all applicable restrictions have expired, lapsed, or been waived.

2.23 Restricted Stock means Shares subject to restrictions imposed in connection with Awards granted under the Plan.

2.24 Rule 16b-3 means Rule 16b-3 as promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as the same may be amended from time to time, and any successor rule.

2.25 Shares mean the shares of common stock of the Company, $.01 par value per share, and such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4.3 of the Plan.

2.26 Stock Appreciation Rights mean awards granted in accordance with Article VI.

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Article III. Administration

3.1 Committee. The Plan will be administered by the Committee; provided, however, that if at any time the Committee shall not be in existence, the functions of the Committee shall be exercised by the Board. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to:

(i)	designate Key Employees and Advisors to be Participants;

(ii)	determine the type or types of Awards to be granted to Key Employee Participants and Advisor Participants under the Plan;

(iii)

determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards granted to Key Employee Participants or Advisor Participants;

(iv)	determine the terms and conditions of any Award granted to a Key Employee Participant or Advisor Participant;

(v)

determine whether, to what extent, and under what circumstances Awards granted to Key Employee Participants or Advisor Participants may be settled or exercised in cash, Shares, other securities, other awards, or other property, or canceled, forfeited, or suspended to the extent permitted in Sections 4.3, 11.10 and 11.11 of the Plan, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;

(vi)

determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award granted to Key Employee Participants or Advisor Participants under the Plan shall be deferred either automatically or at the election of the holder thereof;

(vii)	interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan (including, without limitation, any Award Agreement);

(viii)	establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

(ix)	make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder, and any employee of the Company or of any Affiliate. Option Awards to Non-Employee Directors under Section 10.1 of the Plan shall be automatic and the amount and terms of such Awards shall be determined as provided in Article X of the Plan.

3.2 Delegation of Authority. To the extent permitted by applicable law, the Board may, in its discretion, delegate to another committee of the Board or to one or more officers of the Company any or all of the authority and responsibility of the Committee with respect to awards to Key Employee Participants other than those who are subject to the provisions of Section 16 of the Exchange Act or Section 162(m) of the Code at the time any such delegated authority or responsibility is exercised. In the event that each member of the Committee is not an Outside Director, the Committee may delegate the authority and responsibility of the Committee with respect to Awards to Key Employee Participants who are subject to the provisions of Section 16 of the Exchange Act and who are or may be subject to Section 162(m) of the Code to a subcommittee consisting of at least two (2) Committee members each of whom qualify as an Outside Director. To the extent that the Board has delegated to such other committee or one (1) or more officers, or to the extent the Committee has delegated to such subcommittee, the authority and responsibility of the Committee, all references to the Committee herein shall include such other committee or one or more officers or subcommittee.

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Article IV. Shares

4.1 Number of Shares Available. The maximum number of Shares which may be issued under the Plan is 7,500,000 (seven million, five hundred thousand) plus, effective June 14, 2011, 3,000,000 (three million). Shares available under the Plan which are not awarded in one particular year may be awarded in subsequent years. Any and all Shares may be issued in respect of any of the types of Awards. The Shares to be offered under the Plan may be authorized and unissued Shares or treasury Shares. The number of Shares covered by an Award under the Plan, or to which such Award relates, shall be counted on the date of grant of such Award against the number of Shares available for granting Awards under the Plan.

4.2 Shares Subject to Terminated Awards. The (a) Shares covered by any unexercised portions of terminated Options, (b) Shares forfeited as provided under the Plan, and (c) Shares subject to any Awards which are otherwise surrendered by the Participant and as to which Shares no Participant has received any payment or other benefit of ownership with respect thereto, may again be subject to new Awards under the Plan. In the event the purchase price of an Option is paid in whole or in part through the delivery of Shares, the gross number of Shares issuable in connection with the exercise of the Option shall not again be available for the grant of Awards under the Plan. Shares used to measure the amount payable to a Participant in respect of an earned Performance Award shall not again be available for the grant of Awards under the Plan. Shares issued in payment of Performance Awards which are denominated in cash amounts shall not again be available for the grant of Awards under the Plan.

4.3 Adjustments.

(a) General. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it shall deem equitable, adjust any or all of (i) the number and type of Shares subject to the Plan and which thereafter may be issued under the Plan, (ii) the individual Key Employee Participant maximums for Awards granted during any calendar year, (iii) the number and type of Shares subject to outstanding Awards, and (iv) the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provisions for the mandatory surrender of an Award and a cash payment to the holder of an outstanding Award upon such surrender. With respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; and provided further, that the number of Shares subject to any Award payable or denominated in Shares shall always be a whole number. Nonqualified Stock Option Awards subject to grant or previously granted to Non-Employee Directors under the Plan at the time of any event described in the preceding sentence shall be subject to only such adjustment as shall be necessary to maintain the proportionate interest of the optionee and preserve, without exceeding, the value of such Option Awards.

(b) Adjustment to Awards upon Certain Acquisitions. In the event the Company or any Affiliate shall assume outstanding employee awards or the right or obligation to make future awards in connection with the acquisition of another business or another corporation or business entity, the Committee shall make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards granted to Key Employee Participants or Advisor Participants (and the Board shall make such adjustments with respect to Non-Employee Directors) as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan to Participants as so adjusted.

Article V. Participation

5.1 Eligible Participants. Any Key Employee, including any executive officer or employee-director of the Company or of any Affiliate, shall be eligible to be designated a Key Employee Participant. All Non-Employee Directors shall be Participants and receive Awards as provided in Article X of the Plan (the provisions of which are automatic and non-discretionary in operation) and shall have the right to receive Options under Article VI and other Awards under Article IX. Any Advisor shall be eligible to be designated an Advisor Participant.

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Article VI. Stock Options and Stock Appreciation Rights

6.1 Grant of Option. The Committee is hereby authorized to grant Options to Key Employee Participants and Advisor Participants as set forth below and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine. The Board is hereby authorized to grant Options to Non-Employee Directors as set forth below with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Board shall determine, and any reference to the Committee in this Section 6.1 shall mean the Board with reference to any Options granted to Non-Employee Directors under this Section 6.1.

(a) Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee at the time of grant but, unless approved by the Board, shall be not less than 100% of the Fair Market Value of the Share on the date of grant of such Option; provided, however that in the event the exercise price per Share purchasable under an Option granted to a Participant subject to Code Section 409A is less than 100% of the Fair Market Value of the Share on the date of grant, such Option shall comply with Code Section 409A.

(b) Option Term. The term of each Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date of grant.

(c) Exercisability and Method of Exercise. An Option Award may contain such Performance Goals and waiting periods, and shall become exercisable in such manner and within such period or periods and in such installments or otherwise, as shall be determined by the Committee at the time of grant. The Committee shall also determine the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect to any Option may be made or deemed to have been made (including payment in accordance with a cashless exercise program under which, if so instructed by the Participant, Shares may be issued directly to the Participant’s broker or dealer upon receipt of the purchase price in cash from the broker or dealer). No Shares shall be issued until payment therefore, as provided herein, has been made. Committee approval shall be required in order for Shares held by a Participant for fewer than six months to be used in payment of the exercise price of an Option, provided that such approval shall not be required for the payment of the exercise price using Shares that would otherwise be issued pursuant to such exercise.

(d) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan prior to March 28, 2011 shall comply in all respects with the provisions of Code Section 422, or any successor provision thereto, and any regulations promulgated thereunder. To the extent an Incentive Stock Option fails to meet the requirements of Code Section 422, the Option shall be treated as a Non-Qualified Stock Option.

(e) Reload Feature. The Committee shall have the authority to specify, at the time of grant of Incentive Options or, with respect to Non-qualified Stock Options, at or after the time of grant, that a Key Employee Participant’s Options, in part or in whole, shall include a “reload feature.” The reload feature is a provision which the Committee may, but is not required to, include in any Option granted to Key Employee Participants under this Plan to the effect that at such time as the original Option is exercised, the optionee shall automatically be granted a new Option pursuant hereto to purchase a number of Shares equal to the number of Shares utilized by the optionee to pay the option exercise price on the original option. A reload Option shall have an exercise price equal to the Fair Market Value of the Shares on the date it is granted and shall expire on the stated expiration date of the original Option. A reload Option shall contain such other terms and conditions as the Committee, in its discretion, deems to be desirable.

6.2 Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Key Employee Participants and Advisor Participants. Stock Appreciation Rights granted in tandem with Incentive Stock Options may only be granted simultaneously with the grant of the related Incentive Stock Option to such Participant. Subject to the terms of the Plan, the grant price, term, methods of exercise, methods of settlement (including whether Stock Appreciation Rights will be settled in cash, Shares, other securities, other Awards, or other property, or any combination thereof), and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee; provided, however, that in the event the grant price of a Stock Appreciation Right granted to a Participant subject to Code Section 409A is less than 100% of the Fair Market Value of a Share on the date of grant, such Stock Appreciation Right shall comply with Code Section 409A. The

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Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

6.3 Compliance with Code Section 162(m). Notwithstanding any other provision of the Plan, the maximum number of Shares with respect to which Options and Stock Appreciation Rights, in the aggregate, may be awarded to any Participant during any calendar year under the Plan is 1,000,000 (one million).

6.4 Acceleration of Options on Change of Control. In the event that a Change of Control occurs, immediately before such Change of Control (or in the case where the Change of Control results from sales of capital stock by shareholders, immediately after such Change of Control), all outstanding Options shall become exercisable in full without regard to whether the Options by their terms are at such time exercisable in full. The Committee (or the Board in the case of Options granted to Non-Employee Directors under Article V) may, at the time of grant of an Option, include different acceleration provisions in the Award Agreement, in which case the provisions of the Award Agreement shall control.

Article VII. Restricted Stock

7.1 Restricted Stock Awards. The Committee is hereby authorized to grant Awards of Restricted Stock to Key Employee Participants and Advisor Participants as set forth below and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine. Non-Employee Directors shall not be eligible to be granted Restricted Stock under this Article VII.

(a) Restrictions. The Committee may grant to any Key Employee or Advisor an Award of Restricted Stock in such number, and subject to such terms and conditions relating to forfeitability (whether based on Performance Goals, periods of service or otherwise) and relating to restrictions (including, without limitation, any limitation on the right to vote a share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(b) Registration. Any Restricted Stock granted under the Plan to a Key Employee Participant or Advisor Participant may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan to a Key Employee Participant or Advisor Participant, such certificate shall be registered in the name of the employee or Advisor and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(c) Shareholder Rights. Unless otherwise provided by an Award Agreement, a Key Employee Participant or Advisor Participant shall become a shareholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a shareholder, including, but not limited to, the right to vote such Shares and the right to receive dividends; provided, however, that any Shares distributed as a dividend or otherwise with respect to any Restricted Stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions, and evidenced in the same manner, as such Restricted Stock.

(d) Payment of Restricted Stock. At the end of the applicable restriction period relating to Restricted Stock granted to a Key Employee Participant or Advisor Participant, one or more stock certificates for the appropriate number of Shares, free of restrictions, shall be delivered to the Participant, or, if the Participant received stock certificates representing the Restricted Stock at the time of grant, the legends placed on such certificates shall be removed.

(e) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment of a Key Employee or the termination of an Advisor as a consultant or advisor (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all Shares of Restricted Stock still subject to restriction shall be forfeited by the Participant and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock held by a Participant.

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7.2 Compliance with Code Section 162(m). Notwithstanding any other provision of the Plan, with respect to an Award of Restricted Stock made to any Key Employee Participant that is intended to be “performance-based compensation” (within the meaning of Code Section 162(m)), the following provisions shall apply:

(a) the maximum number of Shares of Restricted Stock that may be awarded to any individual Key Employee Participant during any calendar year under the Plan is 1,000,000 (one million) Shares;

(b) each Award of Restricted Stock shall provide that the restrictions imposed on such Award shall not lapse until, at a minimum, one or more pre-established (within the meaning of Code section 162(m)) Performance Goals has been achieved by the Company and/or any Affiliate during the performance period specified by the Committee; and

(c) in all other respects, the Restricted Stock shall be administered in accordance with the requirements of Code section 162(m) for performance-based compensation.

Article VIII. Performance Awards

8.1 Performance Awards. The Committee is hereby authorized to grant Performance Awards to Key Employee Participants and Advisor Participants as set forth below and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine. Non-Employee Directors shall not be eligible to be granted Performance Awards under the Plan.

(a) Issuance. A Performance Award shall consist of the right to receive a payment (measured by (i) the Fair Market Value of a specified number of Shares at the end of the Award period or (ii) the increase in the Fair Market Value of a specified number of Shares during the Award period or (iii) a fixed cash amount payable at the end of the Award period) contingent upon the extent to which certain predetermined Performance Goals have been met during an Award period.

(b) Earning Performance Awards. The Committee at the date of grant shall prescribe a formula to determine the percentage of the Performance Award to be earned based upon the degree of attainment of Performance Goals. The degree of attainment of Performance Goals shall be determined as of the last day of the Award period. The Committee, in its sole discretion, but only under circumstances when events or transactions occur to cause the Performance Goals to be an inappropriate measure of achievement as determined by the Committee, may change the Performance Goals for any Award period at any time prior to the final determination of the Award, except with respect to Performance Awards that are intended to be “performance-based compensation” (within the meaning of Code Section 162(m)). In the event the minimum performance targets established by the Committee are not achieved, no payment shall be made to the Participant.

(c) Payment of Earned Performance Awards. Payments of earned Performance Awards shall be made in cash or Shares (based on the Fair Market Value of a Share on the last day of the Award period), or a combination of cash and Shares at the sole discretion of the Committee; provided, however that the Committee shall make such determination no later than the last date permitted under Code Section 409A. Payment normally will be made as soon as is practicable following the end of an Award period but in no event later than the 15th day of the third month of the calendar year immediately following the calendar year in which an Award period ends. The Committee, however, may permit deferral of the payment of all or a portion of a Performance Award payable in cash upon the request of the Participant timely made in accordance with rules prescribed by the Committee; provided, however that any such deferral election must be made no later than the last date permitted under, and otherwise must comply with, Code Section 409A. Deferred amounts may generate earnings for the Participant under the conditions of a separate agreement approved by the Committee and executed by the Participant. The Committee, in its sole discretion, may define in the Award Agreement such other conditions of payment of earned Performance Awards as it may deem desirable in carrying out the purposes of the Plan.

8.2 Compliance with Code Section 162(m). Notwithstanding any other provision of the Plan, with respect to a Performance Award granted to any Key Employee Participant that is intended to be “performance-based compensation” (within the meaning of Code Section 162(m)), the following provisions shall apply:

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(a) the aggregate value of Performance Awards granted to an individual Key Employee Participant during a calendar year under the Plan shall not be more than $1,000,000 (one million);

(b) payment under each Award shall not be made unless one or more pre-established (within the meaning of Code section 162(m)) Performance Goals has been achieved by the Company and/or any Affiliate during the Award period specified by the Committee; and

(c) in all other respects, the Performance Awards (and income resulting from any deferral thereof) shall be administered in accordance with the requirements of Code section 162(m) for performance-based compensation.

Article IX. Other Share-Based Awards

9.1 Grant of Other Awards. Other Awards, valued in whole or in part by reference to, or otherwise based on, Shares may be granted either alone or in addition to or in conjunction with other Awards under the Plan by the Committee to Key Employee Participants or Advisor Participants or by the Board to Non-Employee Directors. Subject to the provisions of the Plan, the Committee (or the Board in the case of an Award to a Non-Employee Director) shall have authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards. Any such Award shall be confirmed by an Award Agreement executed by the Committee and the Participant, which Award Agreement shall contain such provisions as the Committee (or the Board in the case of an Award to a Non-Employee Director) determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

9.2 Terms of Other Awards. In addition to the terms and conditions specified in the Award Agreement, Shares issued as a bonus pursuant to this Article IX shall be issued for such consideration as the Committee (or the Board in the case of an Award to a Non-Employee Director) shall determine, in its sole discretion, but purchase rights shall be priced at 100% of Fair Market Value on the date of the Award.

Article X. Non-Employee Director Awards

10.1 Automatic Grant of Non-Employee Director Option Awards.

(a) Option Awards. Each person becoming a Non-Employee Director of the Company beginning on or after the effective date of the Plan shall, as of the date he or she becomes a Non-Employee Director, be granted a Nonqualified Stock Option Award consisting of an option to purchase 4,000 Shares. The exercise price for such Options shall be the Fair Market Value of the Shares on the date of such grant.

(b) Restrictions. Subject to the provisions of subsection (c), Awards granted under this Article X become exercisable as to 1,344 Shares on the third anniversary of the date of grant, and an additional 1,333 Shares each on the four and fifth anniversaries of the date of grant. Each Award granted under this Article X shall expire ten years from the date of grant.

(c) Termination. If a Non-Employee Director’s service with the Company terminates by reason of death or disability (within the meaning of Code Section 22(e)(3)) any Option Award granted under this Article X to such Non-Employee Director may be exercised for a period of 1 (one) year from the date of such termination or until the expiration of the Award, whichever is shorter, to the extent to which the individual would on the date of exercise have been entitled to exercise the Award if such individual had continued to serve as a Non-Employee Director. If a Non-Employee Director’s service with the Company terminates other than by reason of death or disability or removal for cause, any such Award held by such Non-Employee Director may be exercised for a period of 3 (three) months from the date of such termination, or until the expiration of the stated term of the Award, whichever is shorter, to the extent to which the individual would on the date of exercise have been entitled to exercise the Award if such individual had continued to serve as a Non-Employee Director. If a Non-Employee Director’s service with the Company terminates as a result of removal for cause, any such Award held by such Non-Employee Director will be cancelled immediately and without notice as of the date of such termination.

(d) Other Provisions. All applicable provisions of the Plan not inconsistent with this Section 10.1 shall apply to Option Awards granted to Non-Employee Directors.

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Article XI. Terms Applicable to All Awards Granted Under the Plan

11.1 Award Agreement. No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or received any other Award acknowledgment authorized by the Committee expressly granting the Award to such person and containing provisions setting forth the terms of the Award. If there is any conflict between the provisions of an Award Agreement and the terms of the Plan, the terms of the Plan shall control.

11.2 No Consideration for Awards. Awards shall be granted to Key Employee Participants or Advisor Participants for no cash consideration unless otherwise determined by the Committee. Non-Employee Director Awards under Article X shall be granted for no cash consideration unless otherwise required by law.

11.3 Awards May Be Granted Separately or Together; No Limitations on Other Awards. Awards to Participants under the Plan may be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate and the terms and conditions of an Award need not be the same with respect to each such Participant. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

11.4 Limitations on Transfer of Awards. Awards granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, except that a Participant may, to the extent allowed by the Committee and in a manner specified by the Committee (or the Board with respect to Options granted pursuant to Article X), (a) designate in writing a beneficiary to exercise the Award after the Participant’s death, as the case may be, and (b) transfer any award. No Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

11.5 Term. Except as otherwise provided in the Plan, the term of each Award shall be for such period as may be determined by the Committee.

11.6 Taxes. The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or Shares issuable to such Participant under the Plan, or with respect to any income recognized upon the lapse of restrictions applicable to an Award or upon a disqualifying disposition of Shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment or issuance of the cash or Shares upon the grant, exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at such time as the Committee determines. The Committee may prescribe in each Award Agreement one or more methods by which the Participant will be permitted to satisfy his or her tax withholding obligation, which methods may include, without limitation, the payment of cash by the Participant to the Company and the withholding from the Award, at the appropriate time, of a number of Shares sufficient, based upon the Fair Market Value of such Shares, to satisfy such minimum tax withholding requirements. The Committee shall be authorized, in its sole discretion, to establish such rules and procedures relating to any such withholding methods as it deems necessary or appropriate.

11.7 Rights and Status of Recipients. No Employee, Participant (other than a Non-Employee Director Participant as provided in Article X), or other person shall have any claim or right to be granted an Award under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any Affiliate. The grant of an Award to a Non-Employee Director pursuant to Article X of the Plan shall confer no right on such Non-Employee Director to continue as a director of the Company, and the grant of an Award to an Advisor shall confer no right on such Advisor to continue as a consultant or advisor to the Company or any Affiliate.

11.8 Awards Not Includable for Benefit Purposes. Income recognized by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) or group insurance or other benefit plans applicable to the Participant which are maintained by the Company, except as may be provided under the terms of such plans or determined by resolution of the Board.

11.9 Share Certificates; Representation by Key Employee Participants; Registration Requirements. In addition to the restrictions imposed pursuant to Article VII hereof, all certificates for Shares delivered under the Plan, whether

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pursuant to any Award or the exercise thereof or otherwise, shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities Exchange Commission, any stock exchange or other market upon which such Shares are then listed or traded, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Committee may require each Participant or other person who acquires Shares under the Plan to represent to the Company in writing that such person is acquiring the Shares without a view to the distribution thereof.

11.10 Amendments to Awards. The Committee may, in whole or in part, waive any conditions or other restrictions with respect to, and may amend, alter, suspend, discontinue, or terminate any Award granted under the Plan to a Key Employee Participant or Advisor Participant (and the Board may so do with respect to any Non-Employee Director), prospectively or retroactively, but no such action shall impair the rights of any Participant without his or her consent except as provided in Sections 4.3 and 8.1(b). Notwithstanding the foregoing, unless determined otherwise by the Committee, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to comply.

11.11 Correction of Defects, Omissions, and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in any Award or Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Article XII. Amendment and Termination

12.1 Amendment. The Board may amend, alter, suspend or discontinue the Plan or any part thereof at any time it is deemed necessary or appropriate; provided, however, that no amendment, alteration, suspension or discontinuation of the Plan shall in any manner (except as otherwise provided in this Article XII) adversely affect any Award granted and then outstanding under the Plan, without the consent of the Participant; and provided, further, that shareholder approval of any amendment of the Plan shall also be obtained if otherwise required by (i) the Code or any rules promulgated thereunder (in order to enable the Company to comply with the provisions of Section 162(m) of the Code so that the Company can deduct compensation in excess of the limitation set forth therein), or (ii) the listing requirements of the principal securities exchange or market on which the Shares are then traded (in order to maintain the listing or quotation of the Shares thereon). Notwithstanding the foregoing, unless determined otherwise by the Committee, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to comply.

12.2 Termination. The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not terminated.

12.3 Re-pricing and Backdating Prohibited. Notwithstanding anything in the Plan to the contrary, and except for adjustments provided in Section 4.3, neither the Committee nor any other person may decrease the exercise price for any outstanding Option, or the grant price for any Stock Appreciation Right, in each case which are intended to be exempt from Code Section 409A, after the date of grant nor allow a Participant to surrender an outstanding Option or Stock Appreciation Right to the Company as consideration for the grant of a new Option or Stock Appreciation Right with a lower exercise price or grant price, respectively, unless such action is considered the grant of a new Award under Code Section 409A and the exercise or grant price of such new Award is at least 100% of the Fair Market Value of a Share on the new grant date. In addition, the Committee may not make a grant of an Option or Stock Appreciation Right with a grant date that is effective prior to the date the Committee takes action to approve such Award.

Article XIII. General Provisions

13.1 Effective Date of the Plan. The Plan was effective on May 7, 2001, the date that the Company’s shareholders originally approved the Plan.

13.2 Term of Plan. The term of the Plan shall be indefinite except that no Incentive Stock Option Award shall be granted under the Plan after March 28, 2011. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Incentive Stock Option Award theretofore granted may extend beyond such date, and, to the extent set forth in the Plan, the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to

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waive any conditions or restrictions with respect to any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

13.3 Governing Law. The Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the state of Florida and applicable federal laws.

13.4 Unfunded Status of Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Key Employee Participant, Non-Employee Director Participant, Advisor or other person. To the extent any person holds any right by virtue of a grant under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

13.5 Headings. Section headings are used in the Plan for convenience only, do not constitute a part of the Plan, and shall not be deemed in any way to be material or relevant to the construction or interpretation of the Plan or any provision thereof.

13.6 Severability. Whenever possible, each provision in the Plan and every Award and right at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Award or right at any time granted under the Plan shall remain in full force and effect.

13.7 Code Section 409A. The provisions of Code Section 409A are incorporated herein by reference to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.

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STEIN MART, INC. 1200 RIVERPLACE BLVD JACKSONVILLE, FL 32207

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

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CONTROL #

NAME

THE COMPANY NAME INC. - COMMON

THE COMPANY NAME INC. - CLASS A

THE COMPANY NAME INC. - CLASS B

THE COMPANY NAME INC. - CLASS C

THE COMPANY NAME INC. - CLASS D

THE COMPANY NAME INC. - CLASS E

THE COMPANY NAME INC. - CLASS F

THE COMPANY NAME INC. - 401 K

SHARES	123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345
PAGE 1 OF	2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:            ☒

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except		To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following:		☐	☐	☐
1.	Election of Directors Nominees
01 06 11

Ralph Alexander                      02    Alvin R. Carpenter                    03    Irwin Cohen                               04    Susan Falk                        05    Linda M. Farthing

Mitchell W. Legler                    07    Robert L. Mettler                       08    Richard L. Sisisky                     09    Jay Stein                           10    Martin E. Stein, Jr.

David H. Stovall, Jr.                 12    John H. Williams, Jr.

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain	The Board of Directors recommends you vote FOR proposals 4 and 5.		For	Against	Abstain
2	To approve an advisory resolution on executive compensation:	☐	☐	☐	4	To approve the material terms of the performance goals under the Stein Mart Inc. 2001 Omnibus Plan and to authorize three (3) million additional shares available for issuance under that plan;	☐	☐	☐
The Board of Directors recommends you vote 1 YEAR on the following proposal:	1 year	2 years	3 years	Abstain
3	To conduct an advisory vote on the frequency of future advisory votes on executive compensation: ☐	☐	☐	☐	5	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending January 28, 2012;	☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
For address change/comments, mark here. (see reverse for instructions)				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES
CUSIP #
			JOB #					SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 2010 Annual Report on Form 10-K is/are available at www.proxyvote.com.

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STEIN MART, INC. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS IN CONNECTION WITH THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 14, 2011

The undersigned hereby appoints Jay Stein and John H. Williams, Jr., and each of them, with full power of substitution and revocation, as true and lawful agents and proxies of the undersigned to attend and vote all shares of Common Stock of Stein Mart, Inc., a Florida corporation, that the undersigned would be entitled to vote if then personally present at the Annual Meeting of Shareholders of Stein Mart, Inc., a Florida corporation, to be held on June 14, 2011 at 2:00 P.M., local time, at The Museum of Science and History, 1025 Museum Circle, Jacksonville, Florida, and at any adjournments thereof, hereby revoking any proxy heretofore given.

Address change / comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side